                                                                    EXHIBIT 10.N


                                                                COPY AS EXECUTED
                                                        TOGETHER WITH EXHIBITS D
                                                    AND E AS SEPARATELY EXECUTED





                                  U.S. $800,000,000


                              FIVE YEAR CREDIT AGREEMENT

                               Dated as of May 30, 1997

                                        Among

                              COLGATE-PALMOLIVE COMPANY

                                     AS BORROWER

                                THE BANKS NAMED HEREIN

                                      AS BANKS

                                    CITIBANK, N.A.

                               AS ADMINISTRATIVE AGENT

                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                AS DOCUMENTATION AGENT

                                         and

                              CITICORP SECURITIES, INC.

                                         and

                             J.P. MORGAN SECURITIES, INC.

                                     AS ARRANGERS

                                  TABLE OF CONTENTS

SECTION                                                                     PAGE

                                      ARTICLE I
                          DEFINITIONS AND ACCOUNTING TERMS

1.01.  Certain Defined Terms.................................................  1
1.02.  Computation of Time Periods........................................... 13
1.03.  Accounting Terms...................................................... 13

                                      ARTICLE II
                          AMOUNTS AND TERMS OF THE ADVANCES

2.01.  The A Advances........................................................ 14
2.02.  Making the A Advances................................................. 14
2.03.  The B Advances........................................................ 16
2.04.  Facility Fees......................................................... 20
2.05.  Reduction of the Commitments.......................................... 21
2.06.  Repayment of A Advances............................................... 21
2.07.  Interest on A Advances................................................ 21
2.08.  Additional Interest on Eurodollar Rate Advances....................... 23
2.09.  Interest Rate Determination........................................... 23
2.10.  Prepayments of A Advances............................................. 23
2.11.  Increased Costs, Etc.................................................. 24
2.12.  Payments and Computations............................................. 25
2.13.  Taxes................................................................. 27
2.14.  Sharing of Payments, Etc.............................................. 30
2.15.  Increase in the Aggregate Commitments................................. 31
2.16.  Extension of Termination Date......................................... 32

                                     ARTICLE III
                                CONDITIONS OF LENDING

3.01.  Condition Precedent to Effectiveness of Section 2.01.................. 35
3.02.  Conditions Precedent to Each A Borrowing.............................. 36
3.03.  Conditions Precedent to Each B Borrowing.............................. 36
3.04.  Determinations Under Section 3.01..................................... 37

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Borrower........................ 38

SECTION                                                                     PAGE

                                      ARTICLE V
                              COVENANTS OF THE BORROWER

5.01.  Affirmative Covenants................................................. 40
5.02.  Negative Covenants.................................................... 43

                                      ARTICLE VI
                                  EVENTS OF DEFAULT

6.01.  Events of Default..................................................... 47

                                     ARTICLE VII
                                      THE AGENTS

7.01.  Authorization and Action.............................................. 49
7.02.  Reliance, Etc......................................................... 49
7.03.  Agents and Affiliates................................................. 50
7.04.  Lender Credit Decision................................................ 50
7.05.  Indemnification....................................................... 51
7.06.  Successor Administrative Agent........................................ 51

                                     ARTICLE VIII
                                    MISCELLANEOUS

8.01.  Amendments, Etc....................................................... 52
8.02.  Notices, Etc.......................................................... 52
8.03.  No Waiver; Remedies................................................... 53
8.04.  Costs, Expenses, Etc.................................................. 53
8.05.  Right of Set-off...................................................... 54
8.06.  Binding Effect; Assignment by Borrower................................ 55
8.07.  Assignments and Participations........................................ 55
8.08.  Change of Control..................................................... 58
8.09.  Mitigation of Adverse Circumstances................................... 59
8.10.  Governing Law......................................................... 59
8.11.  Execution in Counterparts............................................. 59
8.12.  Jurisdiction, Etc..................................................... 60
8.13.  Waiver of Jury Trial.................................................. 60

Exhibit A-1 - Form of A Note

Exhibit A-2 - Form of B Note

Exhibit B-1 - Notice of A Borrowing

Exhibit B-2 - Notice of B Borrowing

Exhibit C -   Assignment and Acceptance

Exhibit D -   Form of Opinion of Counsel for the Borrower

Exhibit E -   Form of Opinion of Counsel to the Agents

Exhibit F -   Form of Guaranty

Exhibit G -   Form of Assumption Agreement

Schedule I -  List of Applicable Lending Offices

Schedule 4.01(f) - Disclosed Litigation

                              FIVE YEAR CREDIT AGREEMENT

                               Dated as of May 30, 1997


         COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the "BORROWER"), the banks (the "BANKS") listed on the signature pages hereof, Citibank, N.A., as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined), and Morgan Guaranty Trust Company of New York, as documentation agent (the "DOCUMENTATION AGENT", and together with Citibank, N.A., the "AGENTS"), agree as follows:


                                      ARTICLE I
                           DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "A ADVANCE" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "TYPE" of A Advance.

         "A BORROWING" means a borrowing consisting of simultaneous A Advances of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "A NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

         "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent, maintained by the Administrative Agent at Citibank, N.A. with its office at 1 Court Square, 7th Floor, Long Island City, New York 11120, account no. 36852248, Attention: John Makrinos.

         "ADVANCE" means an A Advance or a B Advance.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

         "ANNIVERSARY DATE" means May 30, 1998 and May 30 in each succeeding calendar year occurring during the term of this Agreement.

         "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Borrower as its Applicable Lending Office with respect to such B Advance.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Borrower and the Administrative Agent, in substantially the form of Exhibit C hereto.

         "ASSUMING LENDER" has the meaning specified in Section 2.15(d).

         "ASSUMPTION AGREEMENT" has the meaning specified in Section
    2.15(d)(ii).

         "B ADVANCE" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in
    Section 2.03.

         "B BORROWING" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

         "B NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

         "B REDUCTION" has the meaning specified in Section 2.01.

         "BANK" means any one of the Banks.

         "BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                 (a) the average of the rates of interest announced publicly by the Reference Banks in New York, New York, from time to time, as their base or prime rate;

                 (b) 1/4 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Reference Banks on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of the average of the quotations for such rates received by each Reference Bank from three New York certificate of deposit dealers of recognized standing selected by it, in either case adjusted to the nearest 1/16 of one percent; and

                 (c)    1/2 of 1% per annum above the Federal Funds Rate.

         "BASE RATE ADVANCE" means an A Advance which bears interest as provided in Section 2.07(a).

         "BORROWING" means an A Borrowing or a B Borrowing.

         "BORROWING SUBSIDIARY" has the meaning specified in Section 8.06(b).

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "CHANGE OF CONTROL" has the meaning specified in Section 8.08(b).

         "CLOSING DATE" has the meaning specified in Section 3.01.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "COMMITMENT" has the meaning specified in Section 2.01.

         "COMMITMENT DATE" has the meaning specified in Section 2.15(b).

         "COMMITMENT INCREASE" has the meaning specified in Section 2.15(a).

         "CONSENTING LENDER" has the meaning specified in Section 2.16(b).

         "CONSOLIDATED NET TANGIBLE ASSETS" means, at any time, the excess of
    (a) all assets which appear on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles, after deducting therefrom the sum of:

                 (i) the book amount appearing on such consolidated balance sheet of good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount and expense and other like intangibles;

                 (ii) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 1996, except write-ups of assets located outside of the United States of America pursuant to applicable law or custom;

                 (iii) all reserves, including reserves for deferred taxes, depreciation, obsolescence, depletion, insurance and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

                 (iv) the amount, if any, at which any shares of capital stock of the Borrower appear on the asset side of such consolidated balance sheet; and

                 (v) the amount of the minority interest, if any, in the shares of stock and surplus of any Consolidated Subsidiary;

    over (b) all current liabilities of the Borrower and its Consolidated Subsidiaries on a consolidated basis.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would, in accordance with generally accepted accounting principles, be included with those of the Borrower in its consolidated financial statements as of such date.

         "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through
    (iv) above.

         "DISCLOSED LITIGATION" has the meaning specified in Section 4.01(f).

         "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "DOMESTIC SUBSIDIARY" means any Subsidiary a majority of the business of which is conducted within the United States of America, or a majority of the properties and assets of which are located within the United States of America, except (i) any Subsidiary substantially all of the assets of which consist of the securities of Subsidiaries which are not Domestic Subsidiaries, (ii) any Subsidiary which is an FSC as defined in Section 922 of the Code and (iii) any Subsidiary for any period during which an election under Section 936 of the Code applies to such Subsidiary.

         "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to the environment including, without limitation,
    (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment or Hazardous Materials and applicable to the Borrower or its Subsidiaries or any property owned or operated by the Borrower or its Subsidiaries under the laws of the jurisdiction where the Borrower or such Subsidiary or property is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA EVENT" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any of its ERISA Affiliates to make a payment to a Plan if the conditions for imposition of a lien under
    Section 302(f)(1) of ERISA are satisfied; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to
    Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing (or, if such Borrowing is a B Borrowing, equal to $1,000,000) and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of Section 2.09.

         "EURODOLLAR RATE ADVANCE" means an A Advance which bears interest as provided in Section 2.07(b) or a B Advance which bears interest as provided in Section 2.03(i) for a Quoted Margin Advance.

         "EURODOLLAR RATE RESERVE PERCENTAGE" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

         "EXISTING CREDIT AGREEMENT" means the $900,000,000 Five Year Credit Agreement dated as of March 24, 1995, as amended, among the Borrower, the banks named therein, Citibank, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and Citicorp Securities, Inc. and J.P. Morgan Securities, Inc., as arrangers.

         "EXTENSION DATE" has the meaning specified in Section 2.16(b).

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by each

    Reference Bank from three Federal funds brokers of recognized standing selected by it.

         "GUARANTY" has the meaning specified in Section 8.06(b).

         "HAZARDOUS MATERIALS" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic," or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or agency interpretation, policy or guidance and applicable to the Borrower or its Subsidiaries or any property owned or operated by the Borrower or its Subsidiaries under the laws of the jurisdiction where the Borrower or such Subsidiary or property is located.

         "INCREASE DATE" has the meaning specified in Section 2.15(a).

         "INCREASING LENDER" has the meaning specified in Section 2.15(b).

         "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "INTEREST PERIOD" means, for each Advance (other than a Base Rate Advance) comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months or, if acceptable to all Lenders, 9 or 12 months in the case of a Eurodollar Rate Advance, or in the case of a B Advance, such period as the Borrower may select by notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period; PROVIDED, HOWEVER, that:

                 (i) the Borrower may not select any Interest Period which ends after the Termination Date;

                 (ii) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

                 (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                 (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "LENDERS" means the Banks listed on the signature pages hereof, each Assuming Lender that shall become a party hereto pursuant to Section 2.15 or 2.16 and each assignee that shall become a party hereto pursuant to
    Section 8.07 or 2.11(c).

         "LIEN" means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof, PROVIDED that the term "Lien" shall not include any lease involved in a Sale and Leaseback Transaction.

         "MAJOR DOMESTIC MANUFACTURING PROPERTY" means any Principal Domestic Manufacturing Property the net depreciated book value of which on the date as of which the determination is made exceeds 2.5% of Consolidated Net Tangible Assets.

         "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition or operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Notes or any Guaranty.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to its business of rating long-term debt.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
    Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
    Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA

    Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NON-CONSENTING LENDER" has the meaning specified in Section 2.16(b).

         "NOTE" means an A Note or a B Note.

         "NOTICE OF A BORROWING" has the meaning specified in Section 2.02(a).

         "NOTICE OF B BORROWING" has the meaning specified in Section 2.03(b).

         "OFFER" has the meaning specified in Section 2.03(c).

         "OPERATING CASH FLOW" of the Borrower and its Subsidiaries for any period means net cash from operations as presented in the Borrower's statement of cash flows prepared in accordance with U.S. generally accepted accounting principles, as presented in the most recent of the Borrower's Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "PRINCIPAL DOMESTIC MANUFACTURING PROPERTY" means any building, structure or facility (including the land on which it is located and the improvements and fixtures constituting a part thereof) used primarily for manufacturing or processing which is owned or leased by the Borrower or any of its Subsidiaries, is located in the United States of America and the net depreciated book value of which on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, EXCEPT any such building, structure or facility which the Board of Directors of the Borrower by resolution declares is not of material importance to the total business conducted by the Borrower and its Subsidiaries as an entirety.

         "PRINCIPAL DOMESTIC SUBSIDIARY" means (i) each Subsidiary which owns or leases a Principal Domestic Manufacturing Property, (ii) each Domestic Subsidiary the consolidated net worth of which exceeds 2.5% of Consolidated Net Tangible

    Assets (as set forth in the most recent financial statements referred to in Section 4.01(e) or delivered pursuant to Section 5.01(e)(i) or (ii)), and
    (iii) each Domestic Subsidiary of each Subsidiary referred to in the foregoing clause (i) or (ii) EXCEPT any such Subsidiary the accounts receivable and inventories of which have an aggregate net book value of less than $5,000,000.

         "QUOTED MARGIN", "QUOTED MARGIN ADVANCE", "QUOTED RATE" and "QUOTED RATE ADVANCE" shall have the respective meanings specified in Section 2.03(b).

         "REFERENCE BANKS" means Citibank, N.A. and Morgan Guaranty Trust Company of New York.

         "REGISTER" has the meaning specified in Section 8.07(c).

         "RENTALS" with respect to any lease and for any period means the aggregate amounts payable by the lessee pursuant to the terms of the lease for such period, whether or not referred to as rent. Whenever it is necessary to determine the amount of Rentals for any period in the future and to the extent that such Rentals are not definitely determinable by the terms of the lease, for the purpose of this definition such Rentals may be estimated in such reasonable manner as the Borrower may determine.

         "REQUIRED LENDERS" means at any time Lenders holding more than 50% of the then aggregate unpaid principal amount of the A Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having more than 50% of the Commitments (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in
    (i) the Lenders holding such amount of the A Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the A Advances or the total Commitments).

         "RESTRICTED PROPERTY" means and includes (i) all Principal Domestic Manufacturing Properties, (ii) all Securities issued by all Principal Domestic Subsidiaries, and (iii) all inventories and accounts receivable of the Borrower and its Principal Domestic Subsidiaries.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to its business of rating long-term debt.

         "SALE AND LEASEBACK DEBT" of any Person means, at the date of determination thereof, the aggregate amount of Rentals required to be paid by such Person under all Sale and Leaseback Transactions to which such Person is a party during the respective remaining terms thereof (after giving effect to any renewals and extensions at the option of the lessor) discounted from the respective dates of payment of such Rentals to such date of determination at the actual interest factor included in such Rentals or, if such interest factor cannot be readily determined, at an interest factor calculated in such manner as the Borrower shall reasonably determine; PROVIDED, HOWEVER, that if any portion of the net proceeds of the sale of the property leased pursuant to a Sale and Leaseback Transaction has been or is being applied as provided in Section 5.02(b)(ii) and/or Section 5.02(b)(iii), there shall be excluded in determining Sale and Leaseback Debt that portion of the discounted Rentals required to be paid under such Sale and Leaseback Transaction which bears the same ratio to the total discounted Rentals required to be paid under such Sale and Leaseback Transaction as the portion of such net proceeds which has been or is being applied as provided in Section 5.02(b)(ii) and/or Section 5.02(b)(iii) bears to the total amount of such net proceeds.

         "SALE AND LEASEBACK TRANSACTION" means any arrangement directly or indirectly providing for the leasing by the Borrower or any Principal Domestic Subsidiary for a period in excess of three years of any Principal Domestic Manufacturing Property which was sold or transferred by the Borrower or any Principal Domestic Subsidiary more than 120 days after the acquisition thereof or the completion of construction thereof, EXCEPT any such arrangement solely between the Borrower and a Principal Domestic Subsidiary or solely between Principal Domestic Subsidiaries.

         "SECURITIES" of any corporation means and includes (i) all capital stock of all classes of and all other equity interests in such corporation and all rights, options or warrants to acquire the same, and (ii) all promissory notes, debentures, bonds and other evidences of Debt of such corporation.

         "SENIOR FUNDED DEBT" of any Person means, as of the date of determination thereof, all Debt of such Person which (i) matures by its terms more than one year after the date as of which such determination is made (including any such Debt which is renewable or extendable, or in effect renewable or extendable through the operation of a revolving credit agreement or other similar agreement, at the option of such Person for a period or periods ending more than one year after the date as of which such determination is made), and (ii) is not, by the terms of any instrument or instruments evidencing or securing such Debt or pursuant to which such Debt is outstanding, expressly subordinated in right of payment to any other Debt of such Person.

         "SIGNIFICANT SUBSIDIARY" means (x) each Subsidiary which is a Principal Domestic Subsidiary by operation of clause (i), (ii) or (iii) of the definition of Principal Domestic Subsidiary, and (y) each other Subsidiary whose assets as at the end of the fiscal year immediately preceding the time of determination exceeded 2% of consolidated assets of the Borrower and its Subsidiaries as at the end of such fiscal year.

         "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
    Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "SUBSIDIARY" means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "TERMINATION DATE" means the earlier of (a) May 30, 2002, subject to the extension thereof pursuant to Section 2.16, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; PROVIDED, HOWEVER, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.16 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

         "WITHDRAWAL LIABILITY" shall have the meaning given such term under
    Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 1.03. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

                                      ARTICLE II
                          AMOUNTS AND TERMS OF THE ADVANCES

         SECTION 2.01. THE A ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower or a Borrowing Subsidiary from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into an Assumption Agreement, set forth for such Lender in such Assumption Agreement or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "COMMITMENT"), PROVIDED that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B REDUCTION"). Each A Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (unless the aggregate amount of the unused Commitments is less than $10,000,000, in which case such Borrowing shall be equal to the aggregate amount of the unused Commitments) and shall consist of A Advances of the same Type and having the same Interest Period made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, repay pursuant to Section
2.06 or prepay pursuant to Section 2.10 or 2.11(c) and reborrow under this
Section 2.01.

         SECTION 2.02. MAKING THE A ADVANCES. (a) Each A Borrowing shall be made on notice given by the Borrower or a Borrowing Subsidiary, as the case may be, and received by the Administrative Agent, which shall give prompt notice thereof to each Lender by telecopier or telex, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed A Borrowing in the case of Eurodollar Rate Advances, or the same Business Day in the case of Base Rate Advances. Each such notice of an A Borrowing (a "NOTICE OF A BORROWING") shall be given by telecopier, telex or cable, confirmed immediately by hand or by mail, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, the Interest Period for each such A Advance. Upon fulfillment of the applicable conditions set forth in Article III, each Lender shall, before 12:00 noon (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in immediately available funds, such Lender's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will promptly make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02.

         (b) Anything in subsection (a) above to the contrary notwithstanding:

         (i) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the Administrative Agent shall immediately notify the Borrower and each other Lender and the right of the Borrower and any Borrowing Subsidiary to select Eurodollar Rate Advances for the portion of such Borrowing advanced by the Lender which has provided the notice described above or the portion of any subsequent Borrowing advanced by such Lender shall be suspended until such Lender shall notify the Administrative Agent and the Administrative Agent will notify the Borrower that the circumstances causing such suspension no longer exist, and each such Advance shall be a Base Rate Advance;

         (ii) if no Reference Bank furnishes timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances comprising any requested Borrowing, the Administrative Agent shall immediately notify each Lender and the Borrower and the right of the Borrower and any Borrowing Subsidiary to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Lenders and the Borrower that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

         (iii) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Borrowing, the Administrative Agent shall immediately notify the Borrower and each other Lender and the right of the Borrower and any Borrowing Subsidiary to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended, and each Advance comprising such Borrowing shall be a Base Rate Advance. The Lenders will review regularly the circumstances causing such suspension, and as soon as such circumstances no longer exist the Required Lenders will notify the Administrative Agent and the Administrative Agent will notify the Borrower that such suspension is terminated.

         (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower or Borrowing Subsidiary, as the case may be. In the case of any A Borrowing that the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower or Borrowing Subsidiary, as the case may be, shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding in any event loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

         (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

         SECTION 2.03. THE B ADVANCES. (a) Each Lender severally agrees that the Borrower or a Borrowing Subsidiary, as the case may be, may request B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring one week prior to the Termination Date, in the manner set forth below; PROVIDED that, following the making of each B Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

         (b) The Borrower or a Borrowing Subsidiary, as the case may be, may request a B Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier, telex or cable, confirmed immediately by hand or by mail, a notice of a B Borrowing (a "NOTICE OF B BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying:

         (i) the date and aggregate amount of the proposed B Borrowing (which shall not be less than $25,000,000 or an integral multiple of $5,000,000 in excess thereof; PROVIDED that if the aggregate amount of the unused Commitments is less than $25,000,000, the amount of such proposed Borrowing shall be equal to the aggregate amount of the unused Commitments),

         (ii) whether each Lender should quote (x) a rate of interest (a "QUOTED RATE") to be the entire rate applicable to the proposed B Advance (a "QUOTED RATE ADVANCE") or (y) a marginal per annum rate (a "QUOTED MARGIN") to be added to or subtracted from the Eurodollar Rate for an Interest Period equal to the term of the proposed B Borrowing (a "QUOTED MARGIN ADVANCE"),

         (iii) the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring one week after the date of such B Borrowing and may not be later than the Termination Date),

         (iv)    the interest payment date or dates relating thereto, and

         (v)     any other terms to be applicable to such B Borrowing,

not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, in the case of a Quoted Rate Advance and (B) at least five Business Days prior to the date of the proposed
B Borrowing, in the case of a Quoted Margin Advance. The Administrative Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower or a Borrowing Subsidiary, as the case may be, by sending such Lender a copy of the related Notice of B Borrowing.

         (c) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower or Borrowing Subsidiary, as the case may be, as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by delivering written notice (an

"OFFER") to the Administrative Agent (which shall give prompt notice thereof to the Borrower or Borrowing Subsidiary, as the case may be) before 9:30 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Quoted Rate Advance and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Quoted Margin Advance, specifying (x) the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to Section 2.03(a), exceed such Lender's Commitment, if any), (y) a Quoted Rate or a Quoted Margin therefor (as requested by the Notice of B Borrowing) and (z) such Lender's Applicable Lending Office with respect to such B Advance; PROVIDED that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such Offer, it shall notify the Borrower of such Offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make an Offer, such Lender shall so notify the Administrative Agent before the time and on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

         (d) The Borrower or Borrowing Subsidiary, as the case may be, shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed B Borrowing, in the case of a Quoted Rate Advance and (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Quoted Margin Advance, either

         (i) cancel such B Borrowing by giving the Administrative Agent notice to that effect, and such B Borrowing shall not be made, or

         (ii) accept one or more of the Offers made by any Lender or Lenders pursuant to paragraph (c) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each B Advance to be made by each Lender as part of such B Borrowing (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, offered to the Borrower or Borrowing Subsidiary, as the case may be, by the Administrative Agent on behalf of such Lender for such B Advance in such Lender's notice given pursuant to subsection (c) above), and such notice shall reject any remaining Offers made by Lenders pursuant to subsection (c) above, PROVIDED that (x) the Borrower or Borrowing Subsidiary, as the case may be, shall not accept Offers for an aggregate principal amount of B Advances in excess of the aggregate principal amount stated in the Notice of B Borrowing, (y) the Borrower or Borrowing Subsidiary, as the case may be, shall not accept any Offer unless all Offers specifying a lower Quoted Rate or Quoted Margin, as the case may be, are also accepted, and (z) if all Offers specifying the same Quoted Rate or Quoted Margin, as the case may be, are not accepted in full, the Borrower or Borrowing Subsidiary, as the case may be, shall apportion its acceptances among such Offers in proportion to the respective principal amounts of such Offers (rounded, where necessary, to the nearest $1,000,000).

         (iii) If the Borrower notifies the Administrative Agent that such B Borrowing is cancelled pursuant to paragraph (d)(i) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

         (e) If the Borrower accepts one or more of the Offers, the Administrative Agent shall in turn promptly (but in any event, not later than 11:30 A.M. on such date) notify (A) each Lender that has made an Offer, of the date and aggregate amount of such B Borrowing and whether or not any Offer made by such Lender has been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in immediately available funds, such Lender's portion of such B Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds promptly available to the Borrower at the Administrative Agent's address referred to in Section 8.02. Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

         (f) If the Borrower notifies the Administrative Agent that it accepts one or more of the Offers made by any Lender or Lenders pursuant to paragraph (d)(ii) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of B Borrowing for such B Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding in any event loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the B Advance to be made by such Lender as part of such B Borrowing when such B Advance, as a result of such failure, is not made on such date.

         (g)     Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (h) below, and reborrow under this
Section 2.03, PROVIDED that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

         (h) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a B Advance, or for the account of each other holder of a B Note, on the maturity date of such B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance without the consent of the Lender that made such B Advance.

         (i) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at (x) the Quoted Rate, in the case of a Quoted Rate Advance, and (y) at the sum of the Eurodollar Rate for the Interest Period of such B Advance plus the Quoted Margin, in the case of a Quoted Margin Advance, in each case as specified for such B Advance by the Lender making such B Advance in its Offer with respect thereto, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing and set forth in the B Note evidencing such B Advance.

         (j) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate
B Note of the Borrower payable to the order of the Lender making such B Advance.

         (k) Upon delivery of each Notice of B Borrowing, the Borrower shall pay a non-refundable fee to the Administrative Agent for its own account in such amount as shall have been agreed to in writing by the Borrower and the Administrative Agent.

         SECTION 2.04. FACILITY FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily amount of such Lender's Commitment (whether or not used), accruing from the date on which this Agreement becomes fully executed in the case of each Bank and from the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing June 30, 1997, and on the Termination Date, computed from time to time at the rates per annum set forth below under the heading Facility Fee opposite the higher of the ratings then applicable to the Borrower's long-term senior unsecured debt as published by S&P and Moody's:

                                                 Facility
Moody's                      S&P                   Fee
-------                      ---                 --------

Aa3 or above     or          AA- or above         0.050%

A1 or above      or          A+ or above          0.060%

A2 or above      or          A or above           0.065%

A3 or above      or          A- or above          0.070%

Baa2 or above    or          BBB or above         0.090%

Lower than above or not rated                     0.125%

         (b) ADMINISTRATIVE AGENT'S FEES. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

         SECTION 2.05. REDUCTION OF THE COMMITMENTS. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole all of the Commitments or reduce ratably in part the unused portions of the respective Commitments of the Lenders, PROVIDED that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding, and PROVIDED FURTHER that each partial reduction (other than a reduction pursuant to Section 2.11) shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

         SECTION 2.06. REPAYMENT OF A ADVANCES. The Borrower or Borrowing Subsidiary, as the case may be, shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the unpaid principal amount of each A Advance made to the Borrower or Borrowing Subsidiary.

         SECTION 2.07. INTEREST ON A ADVANCES. The Borrower or Borrowing Subsidiary, as the case may be, shall pay interest on the unpaid principal amount of each A Advance made by each Lender to the Borrower or Borrowing Subsidiary, as the case may be, from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

         (a) BASE RATE ADVANCES. If such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September, and December during such period and on the date such Base Rate Advance shall be paid in full; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1% per annum above the Base Rate in effect from time to time.

         (b) EURODOLLAR RATE ADVANCES. If such A Advance is a Eurodollar Rate Advance, a rate per annum equal during the Interest Period for such A Advance to the sum of the Eurodollar Rate for such Interest Period plus the per annum rate equal from time to time to the rate set forth below opposite the higher of the ratings then applicable to the Borrower's long-term senior unsecured debt as published by S&P and Moody's:

       Moody's                    S&P                  Rate
       -------                    ---                  ----

       Aa3 or above          or        AA- or above        0.100%

       A1 or above           or        A+ or above         0.115%

       A2 or above           or        A or above          0.125%

       A3 or above           and       A- or above         0.130%

       Baa2 or above         and       BBB or above        0.185%

       Lower than above or not rated                       0.250%

    payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal to (x) until the end of the then current Interest Period, 1% per annum above the rate per annum required to be paid on such A Advance immediately prior to the date on which such amount became due, and (y) thereafter, 1% per annum above the Base Rate in effect from time to time.

         SECTION 2.08. ADDITIONAL INTEREST ON EURODOLLAR RATE ADVANCES. The Borrower or Borrowing Subsidiary, as the case may be, shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to the Borrower or Borrowing Subsidiary, as the case may be, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and the Borrower or Borrowing Subsidiary, as the case may be, shall be notified of such additional interest.

         SECTION 2.09.  INTEREST RATE DETERMINATION.   (a)  Each Reference Bank
agrees to furnish to the Administrative Agent timely information for the purpose of determining the Base Rate from time to time in effect and each Eurodollar Rate, as applicable.

         (b) The Administrative Agent shall give prompt notice to the Borrower or Borrowing Subsidiary and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.03(i)(y) or
Section 2.07, and the rate, if any, furnished by the Reference Banks for the purpose of determining the interest rate.

         (c) If no Reference Bank furnishes timely information to the Administrative Agent for determining the Base Rate in effect from time to time when Base Rate Advances are outstanding, the Administrative Agent shall immediately give notice to each Lender and the Required Lenders shall immediately designate an additional Reference Bank for the purpose of determining the Base Rate, but such designation shall terminate if a replacement Reference Bank is nominated and approved as provided in the following sentence. Whenever a Reference Bank either ceases to be a Lender or repeatedly fails to give timely information to the Administrative Agent for determining the Base Rate or the Eurodollar Rate, the Administrative Agent will give prompt notice thereof to the Lenders and will nominate another Lender to replace such Reference Bank, and such Lender shall, if approved by the Required Lenders and the Borrower, replace such Reference Bank.

         SECTION 2.10. PREPAYMENTS OF A ADVANCES. The Borrower or Borrowing Subsidiary, as the case may be, may, upon notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, or if the Borrower or Borrowing Subsidiary, as the case may be, is required to prepay any A Advance pursuant to Section 2.11(c) or 5.02(b)(ii) hereof, the Borrower or Borrowing

Subsidiary, as the case may be, shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part (PROVIDED that with regard to prepayments made pursuant to Section 2.11(c), the Borrower or such Borrowing Subsidiary shall be required to prepay only the outstanding principal amounts of the A Advances owing to the Lender or Lenders affected by Section 2.11(c)), together with accrued interest to the date of such prepayment on the principal amount prepaid, and the losses, costs and expenses, if any, payable pursuant to Section 8.04(c). Such notice shall be received by the Administrative Agent not later than 11:00 A.M. (New York City time), on the third Business Day prior to the date of the proposed prepayment in the case of Eurodollar Rate Advances, or on the Business Day prior to such date in the case of Base Rate Advances. Except for prepayments made pursuant to Section 2.11(c) or 5.02(b), each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and any partial prepayment of any Eurodollar Rate Advances shall not leave outstanding less than $10,000,000 aggregate principal amount of such A Advances comprising part of any A Borrowing.

         SECTION 2.11. INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the costs to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased costs for a period beginning not more than 90 days prior to such demand. A certificate as to the amount of such increased cost submitted to the Borrower and the Administrative Agent by such Lender, setting forth in reasonable detail the calculation of the increased costs, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender which decreases such Lender's return on its capital (after taking into account any changes in the Eurodollar Rate and Eurodollar Rate Reserve Percentage) and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder, such compensation to cover a period beginning not more than 90 days prior to such demand. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, setting forth in reasonable detail the calculation of the amount required to be paid hereunder, shall be conclusive and binding for all purposes, absent manifest error.

         (c) Within 30 days after the receipt of (A) notice from a Lender as described in Section 2.02(b)(i), or (B) a demand for compensation from a Lender under subsection (a) or (b) above, the Borrower may, by at least three Business Days' notice to the Administrative Agent, terminate the Commitment (in whole but not in part) of any Lender which has provided such notice under
Section 2.02(b)(i), or demanded compensation under subsection (a) or (b) above in an amount (expressed as a percentage per annum of its unused Commitment) which exceeds the compensation demanded by any other Lender, PROVIDED that (i) the Borrower shall first pay to the Administrative Agent for the account of such Lender all compensation required to be paid under subsection (a) or (b) above accrued to the termination date of such Commitment, (ii) the Borrower shall first prepay all outstanding A Advances owing to such Lender in accordance with the provisions of Section 2.10 hereof, (iii) the Borrower shall not terminate the Commitment of any Lender under this subsection unless it also terminates the Commitment of all other Lenders providing similar notice to the Administrative Agent under Section 2.02(b)(i) or demanding compensation at a rate equal to or higher than that demanded by such Lender under subsection (a) or (b) above, and
(iv) the Borrower shall not take any action under this subsection which would reduce the aggregate of the Commitments below the aggregate of the Advances outstanding. Effective with such termination, the Borrower may substitute for such Lender one or more other banks or entities which will assume the Commitment and other obligations hereunder of such terminated Lender or Lenders, and will become a Lender or Lenders hereunder upon executing an Assumption Agreement.

         SECTION 2.12. PAYMENTS AND COMPUTATIONS. (a) The Borrower or Borrowing Subsidiary, as the case may be, shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied according to the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.15 or an extension of the Termination Date pursuant to Section 2.16, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Administrative Agent shall make all payments hereunder and under the Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender's assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) Each of the Borrower and any Borrowing Subsidiary hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's or such Borrowing Subsidiary's, as the case may be, accounts with such Lender any amount so due.

         (c) All computations of interest based on clause (a) of the definition of "Base Rate" shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, a Quoted Rate or the Federal Funds Rate and of commitment fees and facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee or facility fee, as the case may be; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         (f) The date and amount of each A Advance owing to each Lender, the date on which it is due, the interest rate applicable thereto and any prepayments thereof shall be recorded by the Administrative Agent in the Register, which shall be presumptive evidence thereof, whether or not the same is endorsed on the grid annexed to such Lender's A Note.

         SECTION 2.13. TAXES. (a) Subject to subsection (f) below, any and all payments hereunder or under the A Notes shall be made, in accordance with
Section 2.12, (i) if made by the Borrower, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings of the United States of America or any state thereof or political subdivision of any of them or any other jurisdiction from or through which the Borrower elects to make such payment, and all liabilities with respect thereto, and (ii) if made by a Borrowing Subsidiary, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings of any jurisdiction within which it is organized or does business or is managed or controlled or has its head or principal office or from or through which such Borrowing Subsidiary elects to make such payment, and all liabilities with respect thereto, EXCLUDING (w) in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by any jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or, as to the United States of America or any state thereof or any political subdivision of any of them, is doing business or any political subdivision thereof and by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, (x) in the case of each Lender and the Administrative Agent, any income tax or franchise tax imposed on it by a jurisdiction (except the United States of America or any state thereof or any political subdivision of any of them) as a result of a connection between such jurisdiction and such Lender or the Administrative Agent (as the case may be) (other than as a result of such Lender's or the Administrative Agent's having entered into this Agreement, performing hereunder or enforcing this Agreement),
(y) any payment of tax which the Borrower is obliged to make pursuant to Section 159 of the Income and Corporation Taxes Act 1970 of the United Kingdom (or any re-enactment or replacement thereof) on behalf of a Lender which is resident for tax purposes in the United Kingdom but is not recognized as a bank by H.M. Inland Revenue and (z) Other Taxes as defined in subsection (b) below, (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Person shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any A Note to any Lender or the Administrative Agent,

(i) the sum payable shall be increased by the Borrower or applicable Borrowing Subsidiary as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower or such Borrowing Subsidiary shall make such deductions and
(iii) the Borrower or such Borrowing Subsidiary shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower or the Borrowing Subsidiary shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the A Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the A Notes (hereinafter referred to as "OTHER TAXES"). Each Bank and the Administrative Agent represents that at the date of this Agreement it is not aware of any Other Taxes applicable to it. Each Lender and the Administrative Agent agrees to notify the Borrower or such Borrowing Subsidiary on becoming aware of the imposition of any such Other Taxes.

         (c) The Borrower or the Borrowing Subsidiary will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses not attributable to acts or omissions of any party other than the Borrower or such Borrowing Subsidiary) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) As soon as practicable after the date of any payment of Taxes (other than Taxes of the United States of America or any state thereof or political subdivision of any of them), the Borrower or the Borrowing Subsidiary will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof (if any such receipt is reasonably available), other evidence of such payment or, if neither a receipt nor other evidence is available, a statement by the Borrower or such Borrowing Subsidiary confirming payment thereof.

         (e) Each Lender and the Administrative Agent will, from time to time as requested by the Borrower or the Borrowing Subsidiary in writing, provide the Borrower or the Borrowing Subsidiary with any applicable forms, completed and signed, that may be required by the tax authority of a jurisdiction in order to certify such Lender's or the Administrative Agent's exemption from or applicable reduction in any applicable Taxes of such jurisdiction with respect to any and all payments that are subject to such an exemption or reduction to be made to such Lender or the Administrative Agent hereunder and under the A Notes, if the Lender or the Administrative Agent is entitled to such an exemption or reduction.

         (f) Notwithstanding anything contained herein to the contrary, the Borrower or the Borrowing Subsidiary shall not be required to pay any additional amounts pursuant to this Section on account of any Taxes of, or imposed by, the United States, to any Lender or the Administrative Agent (as the case may be) which is not entitled on the date on which it signed this Agreement (or, in the case of an assignee of a Lender, on the date on which the assignment to it became effective or, in the case of any Assuming Lender, on the date it signs the applicable Assumption Agreement), to submit Form 1001 or Form 4224 or a certification that it is a corporation or other entity organized in or under the laws of the United States or a state thereof, so as to establish a complete exemption from such Taxes with respect to all payments hereunder and under the A Notes. For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form or certificate pursuant to Section 2.13(f) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form or certificate originally was required to be provided), or with respect to which any representation or certification on any such form or certificate is, or proves to be, materially incorrect, false or misleading when so made, such Lender shall not be entitled to receive additional amounts or indemnification under this Section 2.13 with respect to Taxes imposed by the United States and such Lender shall indemnify and reimburse the Borrower for any Taxes or Other Taxes which were required to be withheld but which were not withheld as a result of such Lender's failure to provide the appropriate form or certificate of such Lender's materially incorrect, false or misleading representations or certifications and for which the Borrower or such Borrowing Subsidiary subsequently is required to account, and does account, to the United States tax authorities; PROVIDED that if a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Lender's cost and expense) as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (g) At the request of a Borrower or a Borrowing Subsidiary, any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. The Borrower or such Borrowing Subsidiary shall reimburse such Lender for the Borrower's or such Borrowing Subsidiary's equitable share of such Lender's reasonable expenses incurred in connection with such change or in considering such a change.

         (h) In the event that the Borrower makes an additional payment under Section 2.13(a) or 2.13(c) for the account of any Lender and such Lender, in its sole opinion, determines that is has finally and irrevocably received a refund of any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such refund, pay to the Borrower such amount as such Lender shall, in its sole opinion, have determined is attributable to such deduction of withholding and will leave such Lender (after such payment) in no worse position than it would have been had the Borrower not been required to make such deduction or withholding. Nothing contained herein shall (i) interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or (ii) oblige any Lender to claim any refund or to disclose any information relating to its tax affairs or any computations in respect thereof or (iii) require any Lender to take or refrain from taking any action that would prejudice its ability to benefit from any other refund to which it may be entitled.

         (i) Without prejudice to the survival of any other agreement of the Borrower and its Borrowing Subsidiaries hereunder, the agreements and obligations of the Borrower and its Borrowing Subsidiaries contained in this
Section 2.13 shall survive the payment in full of principal and interest hereunder and under the A Notes, PROVIDED, HOWEVER, that the Borrower or such Borrowing Subsidiary has received timely notice of the assertion of any Taxes or Other Taxes in order for it to contest such Taxes or Other Taxes to the extent permitted by law.

         SECTION 2.14. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances (whether for principal, interest, fees or otherwise) made by it (other than pursuant to Section 2.08,
2.11 or 2.13) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Borrower and any Borrowing Subsidiary agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower or such Borrowing Subsidiary, as the case may be, in the amount of such participation.

         SECTION 2.15. INCREASE IN THE AGGREGATE COMMITMENTS. (a) The Borrower may, at any time but in any event not more than twice in any calendar year prior to the Termination Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by an amount of $10,000,000 or an integral multiple of $10,000,000 in excess thereof (each a "COMMITMENT INCREASE") to be effective as of a date that is at least 45 days prior to the scheduled Termination Date (without giving effect to the proviso contained in the definition thereof) then in effect (the "INCREASE DATE") as specified in the related notice to the Administrative Agent; PROVIDED, HOWEVER, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $1,200,000,000 and (ii) no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result thereof.

         (b) The Administrative Agent shall promptly notify the Lenders, if any, identified by the Borrower of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "COMMITMENT DATE"). Each Lender so identified by the Borrower that is willing to participate in such requested Commitment Increase (each an "INCREASING LENDER") shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If such Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

         (c) If the Borrower shall have requested any of the Lenders to participate in any Commitment Increase, promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, or if the Borrower shall elect not to request that any of the Lenders participate in such Commitment Increase, then the Borrower may extend offers to one or more financial institutions reasonably acceptable to the Administrative Agent to participate in such Commitment Increase or any portion of the requested Commitment Increase that has not been committed to by the Lenders, if any, so invited to increase Commitments pursuant to Section 2.15(b) as of the applicable

Commitment Date; PROVIDED, HOWEVER, that the Commitment of each such institution shall be in an amount of not less than $10,000,000.

         (d) On each Increase Date, each institution that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.15(c) (each such institution and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.16(c), an "ASSUMING LENDER") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.15(b)) as of such Increase Date; PROVIDED, HOWEVER, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

         (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Finance Committee of such Board approving the Commitment Increase and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in substantially the form of Exhibit D hereto;

         (ii) an assumption agreement from each Assuming Lender, substantially in the form of Exhibit G hereto (each an "ASSUMPTION AGREEMENT"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

         (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.15(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

         SECTION 2.16. EXTENSION OF TERMINATION DATE. (a) At least 30 days but not more than 60 days prior to the next Anniversary Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one calendar year from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 15 days after the date of such extension request, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date within 15 days after the date of such extension request, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 10 days prior to such next Anniversary Date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

         (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.16, the Termination Date in effect at such time shall, effective as at such next Anniversary Date (the "EXTENSION DATE"), be extended for one calendar year; PROVIDED that on each Extension Date, no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or shall occur as a consequence thereof. If Lenders holding 51% or more of the Commitments, but less than all of the Lenders, consent in writing to any such request in accordance with subsection (a) of this
Section 2.16, the Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "CONSENTING LENDER") but shall not be extended as to any other Lender (each a "NON-CONSENTING LENDER"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.16 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.16 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; PROVIDED that such Non-Consenting Lender's rights under Sections 2.11, 2.13 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

         (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.16, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders
(x) to assume, effective as of the Extension Date or such other date as may be agreed among the Borrower, the Non-Consenting Lender, such Consenting Lenders or Eligible Assignees and the Administrative Agent, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender and (y) to accept, effective as of the Extension Date or such later date as any Assuming Lender executes and delivers an Assumption Agreement, the Termination Date applicable to Consenting Lenders; PROVIDED, HOWEVER, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and PROVIDED FURTHER that:

         (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, owing to such Non-Consenting Lender PLUS
    (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

         (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

         (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

PROVIDED FURTHER that such Non-Consenting Lender's rights under Sections 2.11,
2.13 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment, (C) each Non-Consenting Lender being replaced pursuant to this
Section 2.16 shall have delivered to the Administrative Agent the Note or Notes held by such Non-Consenting Lender and (D) the Borrower shall have delivered to the Administrative Agent a new A Note payable to the order of each Assuming Lender in a principal amount equal to the amount of Commitment assumed by such Assuming Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

         (d) If Lenders holding 51% or more of the Commitments (before giving effect to any assignments pursuant to subsection (c) of this Section 2.16) consent in a writing delivered to the Administrative Agent to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.16, and all references in this Agreement, and in the Notes to the "TERMINATION DATE" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.


                                     ARTICLE III
                                CONDITIONS OF LENDING

         SECTION 3.01.  CONDITION PRECEDENT TO EFFECTIVENESS OF SECTION 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "CLOSING DATE") on which the Administrative Agent shall have received, on or before the Closing Date, the following, each dated such date, in form and substance satisfactory to each Lender and (except for the Notes) in sufficient copies for each Lender:

         (a) The A Note and, if applicable, the B Note payable to the order of such Lender.

         (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes and each Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

         (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

         (d) A certificate of a duly authorized officer of the Borrower certifying that the representations and warranties contained in Section
    4.01 are correct in all material respects, on and as of such date (before and after giving effect to any Borrowing on such date and the application of the proceeds therefrom), as though made on and as of such date, and that no event has occurred and is continuing (or would result from any such Borrowing or application of the proceeds thereof) which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         (e) A favorable opinion of the General Counsel or a Deputy General Counsel of the Borrower, substantially in the form of Exhibit D hereto.

         (f) A favorable opinion of Shearman & Sterling, counsel for the Agents, substantially in the form of Exhibit E hereto.

         (g) Evidence of the termination of the Commitments under the Existing Credit Agreement.

         SECTION 3.02. CONDITIONS PRECEDENT TO EACH A BORROWING. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the Borrower or any Borrowing Subsidiary of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

         (i) The representations and warranties contained in Section 4.01 (other than the last sentence of Section 4.01(e) and other than Section 4.01(f)(i)) are correct in all material respects, on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

         (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, evidencing the accuracy of the representations and warranties and compliance with other conditions of lending.

         SECTION 3.03. CONDITIONS PRECEDENT TO EACH B BORROWING. The obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto, (ii) on or before the date of such B Borrowing, but prior to such B Borrowing, the Administrative Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, each in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03, and (iii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower or any Borrowing Subsidiary of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

         (a) The representations and warranties contained in Section 4.01 (other than the last sentence of Section 4.01(e) and other than Section 4.01(f)(i)) are correct in all material respects, on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

         (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

         (c) The information concerning the Borrower that has been provided in writing to the Administrative Agent and each Lender by the Borrower in connection herewith as required by the provisions of this Agreement did not include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that with regard to any information delivered to a Lender pursuant to Section 5.01(e)(vii), the representation and warranty in this Section 3.03(c) shall apply only to such information that is specifically identified to the Borrower at the time the request is made as information (i) that may be delivered to a purchaser of a B Note, or (ii) that is otherwise requested to be subject to this Section 3.03(c); and PROVIDED FURTHER that each Lender shall be deemed to have knowledge of information contained in the Borrower's public filings with the Securities and Exchange Commission that have been delivered to the Lenders pursuant to
    Section 5.01(e).

         SECTION 3.04. DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Initial Borrowing specifying its objection thereto.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

         (d) This Agreement is, and each of the Notes when executed and delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or by general principles of equity.

         (e) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income, cash flow and retained earnings of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen & Co., independent public accountants, copies of which have been furnished to each Bank, fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied (except for mandated changes in accounting disclosed in such financial statements). Except as disclosed to each of the Banks in writing prior to the date hereof, since December 31, 1996 there has been no Material Adverse Change; PROVIDED that the representation made in the last sentence of this Section 4.01(e) shall only be made (or deemed made) on the Closing Date and on each date on which the Borrower shall request an extension of the Termination Date pursuant to
    Section 2.16(a).

         (f) There is no pending or (to the knowledge of the Borrower) threatened action or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect, other than as disclosed on
    Schedule 4.01(f) (the "DISCLOSED LITIGATION"), and there has been no change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) which is reasonably likely to have a Material Adverse Effect or
    (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or Guaranty; PROVIDED that the representation made in clause (i) of this Section 4.01(f) shall only be made (or deemed made) on the Closing Date and on each date on which the Borrower shall request an extension of the Termination Date pursuant to Section 2.16(a).

         (g) None of the Borrower or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used in such manner as to cause any Lender to be in violation of such Regulation U.

         (h) The Borrower and each Subsidiary are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would have a Material Adverse Effect.

         (i) In the ordinary course of its business, the Borrower conducts reviews (which reviews are in varying stages of implementation) of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of these reviews, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

         (j) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that is reasonably likely to result in a Material Adverse Effect.

         (k) The most recently filed Schedule B (Actuarial Information) annual report (Form 5500 Series) for each Plan was complete and accurate and fairly presented the funding status of such Plan as of the date of such Schedule B, and since the date of such Schedule B, there has been no change in such funding status which is reasonably likely to have a Material Adverse Effect.

         (l) Neither the Borrower nor any of its ERISA Affiliates has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which is reasonably likely to have a Material Adverse Effect.

         (m) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, which in either case would be reasonably likely to have a Material Adverse Effect, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, which in either case would be reasonably likely to have a Material Adverse Effect.

         (n)     Except as set forth in the financial statements described in
    Section 4.01(e) or delivered pursuant to Section 5.01(e), the Borrower and its Subsidiaries have no material liability with respect to "expected postretirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

         (o) The Borrower and each Subsidiary have filed all material tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties other than those not yet delinquent and except for those contested in good faith, or provided adequate reserves for payment thereof.

         (p) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.


                                      ARTICLE V
                              COVENANTS OF THE BORROWER

         SECTION 5.01. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

         (a) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each Significant Subsidiary to preserve and maintain, its corporate existence except as permitted under Section 5.02(c); PROVIDED, HOWEVER, that the Borrower or any Significant Subsidiary shall not be required to preserve the corporate existence of any Significant Subsidiary if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Significant Subsidiary, as the case may be, and that the liquidation thereof is not disadvantageous in any material respect to the Lenders.

         (b) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, where any failure to comply would have a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

         (c) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each Significant Subsidiary to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect.

         (d) MAINTENANCE OF INSURANCE. Maintain, and cause each Significant Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations (including affiliated companies) for such amounts, covering such risks and with such deductibles as is usually carried by companies of comparable size engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, or maintain a sound self-insurance program for such risks as may be prudently self-insured.

         (e)     REPORTING REQUIREMENTS.  Furnish to each Lender:

                 (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with generally accepted accounting principles applicable to interim statements and certified by the Treasurer or chief financial officer of the Borrower;

                 (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Consolidated Subsidiaries, containing consolidated financial statements for such year certified without exception as to scope by Arthur Andersen LLP or other independent public accountants acceptable to the Required Lenders;

                 (iii) concurrently with the financial statements delivered pursuant to clause (ii) above, a certificate of the treasurer, principal financial officer or the principal accounting officer of the Borrower, and concurrently with the financial statements delivered pursuant to clause (i) above, a certificate of the treasurer or controller of the Borrower, stating in each case that a review of the activities of the Borrower and its Consolidated Subsidiaries during the preceding quarter or fiscal year, as the case may be, has been made under his supervision to determine whether the Borrower has fulfilled all of its respective obligations under this Agreement and the Notes, and also stating that, to the best of his knowledge, (x) neither an Event of Default nor an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default has occurred, or (y) if any such Event of Default or event exists, specifying such Event of Default or event, the nature and status thereof, and the action the Borrower is taking or proposes to take with respect thereto;

                 (iv) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

                 (v) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders generally, and copies of all publicly available reports and registration statements except registration statements on Form S-8 which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                 (vi) promptly after the filing or receiving thereof each notice that the Borrower or any Subsidiary receives from the PBGC regarding the Insufficiency of any Plan, and, to any Lender requesting same, copies of each Form 5500 annual return/report (including Schedule B thereto) filed with respect to each Plan under ERISA with the Internal Revenue Service;

                 (vii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request; and

                 (viii) promptly after any corporation shall become a Principal Domestic Subsidiary, written notice thereof, including the name of such corporation, the jurisdiction of its incorporation and the nature of its business.

         SECTION 5.02. NEGATIVE COVENANTS. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Required Lenders:

         (a) LIENS, ETC. Create or suffer to exist, or permit any of its Principal Domestic Subsidiaries to create or suffer to exist, any Lien on any Restricted Property, whether now owned or hereafter acquired, without making effective provision (and the Borrower covenants and agrees that it will make or cause to be made effective provision) whereby the Notes shall be directly secured by such Lien equally and ratably with (or prior to) all other indebtedness secured by such Lien as long as such other indebtedness shall be so secured; PROVIDED, HOWEVER, that there shall be excluded from the foregoing restrictions:

                 (i) Liens securing Debt not exceeding $10,000,000 which are existing on the date hereof on Restricted Property; and, if any property now owned or leased by Borrower or by a present Principal Domestic Subsidiary at any time hereafter becomes a Principal Domestic Manufacturing Property, any Liens existing on the date hereof on such property securing the Debt now secured or evidenced thereby;

                 (ii) Liens on Restricted Property of a Principal Domestic Subsidiary as security for Debt of such Subsidiary to the Borrower or to another Principal Domestic Subsidiary;

                 (iii) in the case of any corporation which becomes a Principal Domestic Subsidiary after the date of this Agreement, Liens on Restricted Property of such Principal Domestic Subsidiary which are in existence at the time it becomes a Principal Domestic Subsidiary and which were not incurred in contemplation of its becoming a Principal Domestic Subsidiary;

                 (iv) any Lien existing prior to the time of acquisition of any Principal Domestic Manufacturing Property acquired by the Borrower or a Principal Domestic Subsidiary after the date of this Agreement through purchase, merger, consolidation or otherwise;

                 (v) any Lien on any Principal Domestic Manufacturing Property (other than a Major Domestic Manufacturing Property) acquired or constructed by the Borrower or a Principal Domestic Subsidiary after the date of this

         Agreement, which is placed on such Property at the time of or within 120 days after the acquisition thereof or prior to, at the time of or within 120 days after completion of construction thereof to secure all or a portion of the price of such acquisition or construction or funds borrowed to pay all or a portion of the price of such acquisition or construction;

                 (vi) extensions, renewals or replacements of any Lien referred to in clause (i), (iii), (iv) or (v) of this subsection (a) to the extent that the principal amount of the Debt secured or evidenced thereby is not increased, PROVIDED that the Lien is not extended to any other Restricted Property unless the aggregate value of Restricted Property encumbered by such Lien is not materially greater than the value (as determined at the time of such extension, renewal or replacement) of the Restricted Property originally encumbered by the Lien being extended, renewed or replaced;

                 (vii) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, vendors' and landlords' liens, and Liens arising out of judgments or awards against the Borrower or any Principal Domestic Subsidiary which are (x) immaterial or (y) with respect to which the Borrower or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

                 (viii) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, and zoning or other restrictions as to the use of any Principal Domestic Manufacturing Property, which exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Borrower, in the aggregate materially detract from the value of such Principal Domestic Manufacturing Property or materially impair its use in the operation of the business of the Borrower and its Principal Domestic Subsidiaries; and

                 (ix) any Lien on Restricted Property not referred to in clauses (i) through (viii) of this subsection (a) IF, at the time such Lien is created, incurred, assumed or suffered to be created, incurred or assumed, and after giving effect thereto and to the Debt secured or evidenced thereby, the sum of (A) the aggregate amount of all outstanding Debt of the Borrower and its Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to in clauses (i) through (viii) of this subsection (a) and which do not equally and ratably secure the Notes plus (B) the aggregate amount of all outstanding Sale and Leaseback Debt of the

         Borrower and its Principal Domestic Subsidiaries, shall not exceed 15% of Consolidated Net Tangible Assets.

    If at any time the Borrower or any Principal Domestic Subsidiary shall create, incur or assume or suffer to be created, incurred or assumed any Lien on Restricted Property by which the Notes are required to be secured pursuant to the requirements of this subsection (a), the Borrower will promptly deliver to each Lender an opinion, in form and substance reasonably satisfactory to the Required Lenders, of the General Counsel of the Borrower (so long as the General Counsel is able to render an opinion as to the relevant local law) or other counsel reasonably satisfactory to the Required Lenders, to the effect that the Notes have been secured in accordance with such requirements.

         (b) SALE AND LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any Principal Domestic Subsidiary to, enter into any Sale and Leaseback Transaction unless either:

                 (i) immediately after giving effect to such Sale and Leaseback Transaction, the sum of (A) the aggregate amount of all outstanding Sale and Leaseback Debt of the Borrower and its Principal Domestic Subsidiaries and (B) the aggregate amount of all outstanding Debt of the Borrower and its Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to in clauses (i) through (viii) of Section 5.02(a) and which do not equally and ratably secure the Notes, shall not exceed 15% of Consolidated Net Tangible Assets; or

                 (ii) within 90 days after the effective date of such Sale and Leaseback Transaction, the Borrower shall apply or cause to be applied an amount equal to the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction to the prepayment or other retirement (other than any mandatory prepayment or retirement) of the A Notes in accordance with the provisions of
         Section 2.10 hereof and/or Senior Funded Debt of the Borrower or any of its Principal Domestic Subsidiaries which is then subject to optional prepayment or other retirement, and shall deliver to the holders of the A Notes a certificate executed by the principal financial officer, treasurer or the chief executive officer of the Borrower specifying the Debt so prepaid or retired; or

                 (iii) within 90 days after the effective date of such Sale and Leaseback Transaction, the Borrower shall deliver to the holders of the A Notes a certificate executed by the principal financial officer, treasurer or the chief executive officer of the Borrower stating that an amount equal to the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction has been applied, or is in good faith being retained for application within a reasonable time after the date of such Sale and Leaseback Transaction (and the Borrower covenants and agrees that such proceeds will be so applied), to the payment of the cost of the purchase, construction or improvement of one or more Principal Domestic Manufacturing Properties.

         (c) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or transfer assets to, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge or consolidate with or into or transfer assets to the Borrower, and (iii) the Borrower may merge with or transfer assets to, and any Subsidiary of the Borrower may merge or consolidate with or into or transfer assets to, any other Person, PROVIDED that (A) in each case, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist, (B) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (C) in the case of any such merger or consolidation of a Borrowing Subsidiary of the Borrower with or into any other Person, the Borrower shall remain the guarantor of such Subsidiary's obligations hereunder.

         (d) DEBT. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt if (after giving effect to the applications of the proceeds of any Debt) the ratio of (x) the Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis for the most recent four consecutive calendar quarters then ended to
    (y) the aggregate amount of Debt of the Borrower and its Subsidiaries on a consolidated basis is less than 0.20 to 1.

         (e) USE OF PROCEEDS. Use, or permit any of its Subsidiaries to use, any proceeds of any Advance for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or to extend credit to others for such purpose, if, following application of the proceeds of such Advance, more than 25% of the value of the assets of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis, or, during any period in which any Advance made to a Borrowing Subsidiary is outstanding, of such Borrowing Subsidiary only or of such Borrowing Subsidiary and its Subsidiaries on a consolidated basis, which are subject to the restrictions of Section 5.02(a) or (b) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender, relating to Debt and within the scope of Section 6.01(d) (without giving effect to any limitation in principal amount contained therein) will be margin stock (as defined in such Regulation U).


                                      ARTICLE VI
                                  EVENTS OF DEFAULT

         SECTION 6.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

         (a) The Borrower or any Borrowing Subsidiary shall fail to pay when due any principal of any Note or to pay, within five days after the date when due, the interest on any Note, any fees or any other amount payable hereunder or under any Guaranty; or

         (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or any Guaranty shall prove to have been incorrect in any material respect when made; or

         (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.02, or (ii) any other term, covenant or agreement contained in this Agreement (other than those referred to in clauses (a) and (b) of this Section 6.01) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement referred to in this clause (ii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

         (d) The Borrower or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed and unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

         (f) Any judgment or order for the payment of money in excess of $50,000,000 (calculated after deducting from the sum so payable each amount thereof which will be paid by any insurer that is not an Affiliate of the Borrower to the extent such insurer has confirmed in writing its obligation to pay such amount with respect to such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 (or 60, in the case of any foreign judgment or order) consecutive days during which such judgment or order shall remain unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) The Borrower or any of its ERISA Affiliates shall have incurred or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability as a result of one or more of the following events which shall have occurred: (i) any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan and such liability would have a Material Adverse Effect; or

         (h) Any Guaranty or any provision of any Guaranty after delivery thereof pursuant to Section 8.06(b) shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state in writing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries which borrows hereunder under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. The Lenders giving any notice hereunder shall give copies thereof to the Administrative Agent, but failure to do so shall not impair the effect of such notice.

         In the event the Borrower assigns to one or more Subsidiaries the right to borrow under this Agreement (as provided in Section 8.06), each reference in this Article VI to the Borrower shall be a reference to each such Subsidiary as well as to the Borrower.


                                     ARTICLE VII
                                      THE AGENTS

         SECTION 7.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         SECTION 7.02. RELIANCE, ETC. (a) None of the Administrative Agent, the Documentation Agent or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.15 or 2.16, as the case may be, or an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or any Borrowing Subsidiary or to inspect the property (including the books and records) of the Borrower or any Borrowing Subsidiary; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         (b) The Documentation Agent, as such, shall have no duties or obligations whatsoever with respect to this Agreement, the Notes or any matter related thereto.

         SECTION 7.03. AGENTS AND AFFILIATES. With respect to its Commitment, the Advances made by it and the Note issued to it, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Documentation Agent, as the case may be; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each of the Administrative Agent and the Documentation Agent and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if such Agent were not the Administrative Agent or the Documentation Agent, as the case may be, and without any duty to account therefor to the Lenders.

         SECTION 7.04. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.05. INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Notes then held by each of such Lenders (or if no A Notes are at the time outstanding or if any A Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower.

         SECTION 7.06. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, so long as no Event of Default has occurred and is continuing, shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000, which successor Administrative Agent, so long as no Event of Default has occurred and is continuing, shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                     ARTICLE VIII
                                    MISCELLANEOUS

         SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by each of the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03 (if and to the extent that the Borrowing for which such condition or conditions are waived would result in an increase in the aggregate amount of A Advances over the aggregate amount of A Advances outstanding immediately prior to such Borrowing), (b) increase the Commitment of such Lender or subject such Lender to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder to such Lender,
(d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder to such Lender, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend Section 8.06(b)(ii) or this Section 8.01; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note. No amendment or waiver of any provision of a B Note, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the holder of such B Note.

         SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 300 Park Avenue, New York, New York 10022, Attention: Treasurer; if to any Borrowing Subsidiary, c/o the Borrower at its above address; if to any

Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; and if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1 Court Square, 7th Floor, Long Island City, New York 11120, Attention: John Makrinos, with a copy to 399 Park Avenue, New York, New York 10043, Attention: Thomas Bruscino; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II shall not be effective until received by the Administrative Agent.

         SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. COSTS, EXPENSES, ETC. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of not more than one counsel for the Agents, with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

         (b) The Borrower undertakes and agrees to indemnify and hold harmless each Agent, Citicorp Securities, Inc. and J.P. Morgan Securities, Inc. (each, an "ARRANGER") and each Lender against any and all claims, damages, liabilities and expenses (including but not limited to fees and disbursements of counsel) which may be incurred by or asserted against such Agent, such Arranger or such Lender (as the case may be), except where the direct result of such Agent's, such Arranger's or such Lender's own gross negligence or willful misconduct, in connection with or arising out of any investigation, litigation, or proceeding (whether or not any Agent, any Arranger or any of the Lenders is a party thereto) relating to or arising out of this Agreement, the Notes or any actual or proposed use of proceeds of Advances hereunder, including but not limited to any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or any portion of the stock or substantially all of the assets of any Person.

         (c) If any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such A Advance, as a result of a prepayment pursuant to Section 2.10, 2.11(c) or 5.02(b)(ii) or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall upon demand by any Lender (with a copy of such demand to the Administrative Agent) pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding in any event loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such A Advance.

         (d) Without prejudice to the survival of any other agreement or obligation of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

         SECTION 8.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not (in the case of obligations other than principal and interest) such Lender shall have made any demand under this Agreement or such Note and although such obligations (other than principal) may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and its Affiliates may have.

         SECTION 8.06. BINDING EFFECT; ASSIGNMENT BY BORROWER. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and (subject to Section 8.07) their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         (b) Notwithstanding subsection (a) above, the Borrower shall have the right to assign its rights to borrow hereunder (in whole or in part) to any Subsidiary (a "BORROWING SUBSIDIARY"), PROVIDED that (i) such Subsidiary assumes the obligations of the Borrower hereunder relating to the rights so assigned by executing and delivering an assignment and assumption agreement reasonably satisfactory to the Administrative Agent and the Required Lenders, covering notices, places of payment and other mechanical details, (ii) the Borrower guarantees such Subsidiary's obligations thereunder and under the Notes issued in connection with such assignment and assumption by executing and delivering a Guaranty substantially in the form of Exhibit F hereto (a "GUARANTY") and
(iii) the Borrower and such Subsidiary furnish the Administrative Agent with such other documents and legal opinions as the Administrative Agent or the Required Lenders may reasonably request relating to the existence of such Subsidiary, its corporate power and authority to request Advances hereunder, and the authority of the Borrower to execute and deliver such Guaranty and the legality, validity, binding effect and enforceability of such assignment, assumption and Guaranty. No such assignment and assumption shall substitute a Borrowing Subsidiary for the Borrower or relieve the Borrower named herein (i.e., Colgate-Palmolive Company) of its obligations with respect to the covenants, representations, warranties, Events of Default and other terms and conditions of this Agreement, all of which shall continue to apply to such Borrower and its Subsidiaries.

         SECTION 8.07. ASSIGNMENTS AND PARTICIPATIONS. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and the A Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any B Advances or B Notes), (ii) each assignee shall be subject to the prior written approval and acceptance (not to be unreasonably withheld or delayed) of the Administrative Agent and the Borrower (unless the assignee is an Affiliate of the assignor), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance consented to by the Borrower, together with any A Note or Notes subject to such assignment and a processing and recordation fee of $3,000, and give notice of such assignment to each other Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Borrowing Subsidiary or the performance or observance by the Borrower or any Borrowing Subsidiary of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and/or
Section 5.01(e)(i) and (ii) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Assumption Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the A Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, with regard to the names, addresses and Commitments of each Lender, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by any Lender or the Borrower at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any A Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and signed by the Borrower and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the other Lenders and the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered A Note or Notes a new A Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

         (e) Each Lender may assign to one or more banks or other entities any B Note or Notes held by it. Each Lender may assign to any Affiliate of such Lender, without the consent of the Borrower, its interest in this Agreement, the A Advances owing to it and the A Note held by it, but such assignment shall not relieve such assigning Lender of its obligations hereunder including, without limitation, its Commitment.

         (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) such Lender shall not grant to any such participant the right to participate in the Lender's actions on amendments, waivers or consents permitted under this Agreement, except to the extent that such actions would change the amount of the Commitment, the principal amount, payment dates or maturity of any Notes or Advances, the interest rate, or the method of computing the interest rate thereon, or any fees payable hereunder, in each case to the extent relating to the participated interest held by such participant.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

         (h) No assignee of a Lender shall be entitled to the benefits of Sections 2.11 and 2.13 in relation to circumstances applicable to such assignee immediately following the assignment to it which at such time (if a payment were then due to the assignee on its behalf from the Borrower) would give rise to any greater financial burden on the Borrower under Sections 2.11 and 2.13 than those which it would have been under in the absence of such assignment.

         (i) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Borrower, create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 8.08. CHANGE OF CONTROL. (a) Notwithstanding any other provision of this agreement, the Required Lenders may, upon and after the occurrence of a Change of Control, by notice to the Borrower (with a copy to the Administrative Agent) (i) immediately suspend or terminate the obligations of the Lenders to make Advances hereunder and/or (ii) require the Borrower to repay all or any portion of the Advances on the date or dates specified in the notice which shall not be less than 30 days after the giving of the notice.

         (b) For purposes of this Section "CHANGE OF CONTROL" shall mean the happening of any of the following events:

         (i) An acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Borrower or (B) the combined voting power of the then outstanding voting securities of the Borrower entitled to vote generally in the election of directors; excluding, however (1) any acquisition by the Borrower, or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any corporation controlled by the Borrower; or

         (ii) A change in composition of the Board of Directors of the Borrower (the "BOARD") such that the individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, for purposes of this Section 8.08, that any individual who becomes a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Borrower's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but PROVIDED FURTHER that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

         SECTION 8.09. MITIGATION OF ADVERSE CIRCUMSTANCES. If circumstances arise which would or would upon the giving of notice result in a payment or an increase in the amount of any payment to be made to a Lender by reason of
Section 2.02(c), 2.11 or 2.12, or which would result in a Lender being unable to make Eurodollar Rate Advances by reason of Section 2.02(b), then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under any of the such Sections, such Lender shall promptly, upon becoming aware of the same, notify the Borrower thereof and, in consultation with the Borrower, take such reasonable steps as may be open to it to mitigate the effects of such circumstances, including the transfer of its Applicable Lending Office to another jurisdiction; PROVIDED that such Lender shall be under no obligation to make any such transfer if in the BONA FIDE opinion of such Lender, such transfer would or would likely have an adverse effect upon its business, operations or financial condition.

         SECTION 8.10. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 8.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.12. JURISDICTION, ETC. (a) Each of the parties hereto (including each Borrowing Subsidiary) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes, or any Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement, the Notes or any Guaranty in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 8.13. WAIVER OF JURY TRIAL. Each of the Borrower, the Borrowing Subsidiaries and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Notes or any Guaranty or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                  COLGATE-PALMOLIVE COMPANY

                                  By /s/ Brian J. Heidtke
                                     ---------------------------------------
                                     Brian J. Heidtke
                                     Vice President Finance and Corporate
                                     Treasurer



                                  CITIBANK, N.A., as Administrative Agent

                                  By /s/ Steven R. Victorin
                                     ---------------------------------------
                                     Steven R. Victorin
                                     Vice President



                                  MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Documentation Agent

                                  By /s/ John H. Chaplin
                                     ---------------------------------------
                                     John H. Chaplin
                                     Associate

                                        Banks


COMMITMENT


$38,095,238.05                    CITIBANK, N.A.

                                  By /s/ Steven R. Victorin
                                     ---------------------------------------
                                     Steven R. Victorin
                                     Vice President


$38,095,238.05                    MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK

                                  By /s/ John H. Chaplin
                                     ---------------------------------------
                                     John H. Chaplin
                                     Associate


$38,095,238.10                    BANCA COMMERCIALE ITALIANA NEW YORK BRANCH

                                  By /s/ Karen Parelis
                                     ---------------------------------------
                                     Karen Parelis
                                     Vice President

                                  By /s/ Charles Dougherty
                                     ---------------------------------------
                                     Charles Dougherty
                                     Vice President


$38,095,238.10                    BANCO SANTANDER

                                  By /s/ Dom J. Rodriguez
                                     ---------------------------------------
                                     Dom J. Rodriguez
                                     Vice President

                                  By /s/ Robert F. Schlegel
                                     ---------------------------------------
                                     Robert F. Schlegel
                                     Vice President
                                     Manager-Corporate Banking


$38,095,238.10                    BANK OF AMERICA NT&SA

                                  By /s/ Deborah (Illegible Signatory)
                                     ---------------------------------------
                                     Deborah __________
                                     Vice President

$38,095,238.10                    THE BANK OF NEW YORK

                                  By /s/ ILLEGIBLE SIGNATORY
                                     ---------------------------------------
                                     Vice President


$38,095,238.10                    BANKERS TRUST COMPANY

                                  By /s/ Patricia Hogan
                                     ---------------------------------------
                                     Patricia Hogan
                                     Vice President


$38,095,238.10                    BANQUE NATIONALE DE PARIS

                                  By /s/ Richard L. Sted
                                     ---------------------------------------
                                     Richard L. Sted
                                     Senior Vice President


                                  By /s/ Bonnie G. Eisenstat
                                     ---------------------------------------
                                     Bonnie G. Eisenstat
                                     Vice President


$38,095,238.10                    BANQUE PARIBAS

                                  By /s/ John J. McCormick, III
                                     ---------------------------------------
                                     John J. McCormick, III
                                     Vice President

                                  By /s/ Mary T. Finnegan
                                     ---------------------------------------
                                     Mary T. Finnegan
                                     Group Vice President


$38,095,238.10                    THE CHASE MANHATTAN BANK

                                  By /s/ Carol A. (Illegible Signatory)
                                     ---------------------------------------
                                     Carol A.
                                     Vice President


$38,095,238.10                    CREDIT SUISSE FIRST BOSTON

                                  By /s/ David W. Kratovi
                                     ---------------------------------------
                                     David W. Kratovi
                                     Director

                                  By  /s/ ILLEGIBLE SIGNATORY
                                     ---------------------------------------
                                     Associate

$38,095,238.10                    DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN
                                  ISLANDS BRANCHES

                                  By /s/ Stephan A. Wiedemann
                                     ---------------------------------------
                                     Stephan A. Wiedemann
                                     Director

                                  By /s/ Thomas A. Foley
                                     ---------------------------------------
                                     Thomas A. Foley
                                     Assistant Vice President


$38,095,238.10                    THE FIRST NATIONAL BANK OF CHICAGO

                                  By /s/ Judith L. Mayberry
                                     ---------------------------------------
                                     Judith L. Mayberry
                                     Authorized Agent


$38,095,238.10                    NATIONAL WESTMINSTER BANK PLC

                                  By /s/ David Rowley
                                     ---------------------------------------
                                     David Rowley
                                     Vice President


                                  NATIONAL WESTMINISTER BANK PLC,
                                  NASSAU BRANCH

                                  By /s/ David Rowley
                                     ---------------------------------------
                                     David Rowley
                                     Vice President


$38,095,238.10                    NATIONSBANK, N.A.

                                  By /s/ Marcus A. Boyer
                                     ---------------------------------------
                                     Marcus A. Boyer
                                     Senior Vice President


$38,095,238.10                    PNC BANK, NATIONAL ASSOCIATION

                                  By /s/ Donald Davis
                                     ---------------------------------------
                                     Donald Davis
                                     Vice President

$38,095,238.10                    ROYAL BANK OF CANADA

                                  By /s/ ILLEGIBLE SIGNATORY
                                     ---------------------------------------
                                     Senior Manager


$38,095,238.10                    ISTITUTO BANCARIO SAN PAOLO DI TORINO SPA

                                  By /s/ ILLEGIBLE SIGNATORY
                                     ---------------------------------------
                                     Vice President

                                  By /s/ ILLEGIBLE SIGNATORY
                                     ---------------------------------------
                                     Vice President


$38,095,238.10                    SOCIETE GENERALE NEW YORK BRANCH

                                  By /s/ Russell S. Gorman
                                     ---------------------------------------
                                     Russell S. Gorman
                                     Vice President


$38,095,238.10                    STANDARD CHARTER BANK

                                  By /s/ Marianne R. Murray
                                     ---------------------------------------
                                     Marianne R. Murray
                                     Vice President


$38,095,238.10                    THE SUMITOMO BANK LIMITED

                                  By /s/ ILLEGIBLE SIGNATORY
                                     ---------------------------------------
                                     Senior Vice President


$800,000,000.00                   Total of the Commitments

                                                                      SCHEDULE I
                                                       Colgate-Palmolive Company
                                                   $900,000,000 CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES



   Name of
     Bank                    Domestic Lending Office            Eurodollar Lending Office

Citibank, N.A.               399 Park Avenue                    399 Park Avenue
                             New York, New York  10043          New York, New York  10043

Morgan Guaranty              500 Stanton Christiana Road        500 Stanton Christiana Road
Trust Company of             Newark, Del.  19713                Newark, Del.  19713
New York

Banca Commerciale            One William Street                 One William Street
Italiana New York Branch     New York, NY  10004                New York, NY  10004
                             Attn: Karen Purelis                Attn: Karen Purelis

Banco Santander              45 East 53rd Street                45 East 53rd Street
                             New York, NY  10022                New York, NY  10022
                             Attn:                              Attn:

Bank of America              1850 Gateway Boulevard             1850 Gateway Boulevard
NT&SA                        Concord, CA  94520                 Concord, CA  94520
                             Attn: Maria Rector, AA             Attn: Maria Rector, AA

The Bank of New York         One Wall Street                    One Wall Street
                             New York, NY  10286                New York, NY  10286
                             Attn: Lorna Alleyne                Attn:   Lorna Alleyne

Bankers Trust Company        One Bankers Trust Plaza            One Bankers Trust Plaza
                             New York, NY  10019                New York, NY  10019
                             Attn:                              Attn:

Banque Nationale                  499 Park Avenue                    499 Park Avenue
de Paris                     New York, NY  10022                New York, NY  10022
                             Attn:  Bonnie Eisenstat            Attn:  Bonnie Eisenstat

Banque Paribas               787 Seventh Avenue                 787 Seventh Avenue
                             New York, NY  10019                New York, NY  10019
                             Attn: Richard O'Leary              Attn: Richard O'Leary



The Chase Manhattan          One Chase Manhattan Plaza          One Chase Manhattan Plaza
Bank                         8th Floor                          8th Floor
                             New York, NY  10081                New York, NY  10081
                             Attn: Amy Labinger                 Attn: Amy Labinger

Credit Suisse First Boston   11 Madison Avenue                  11 Madison Avenue
                             New York, NY  10010                New York, NY  10010
                             Attn: Christine McDonald           Attn: Christine McDonald

Deutsche Bank AG, New        Deutsche Bank AG, New York         Deutsche Bank, Cayman Island
York and/or Cayman           31 W. 52nd Street                  31 W. 52nd Street
Islands Branches             New York, NY  10019                New York, NY  10019
                             Attn: Christopher S. Hall          Attn: Christopher S. Hall

The First National Bank      1 First National Plaza             1 First National Plaza
of Chicago                   Chicago, IL  60670                 Chicago, IL  60670
                             Attn: Ben Oliva                    Attn: Ben Oliva

National Westminster                                            Nassau Branch
Bank PLC                     175 Water Street                   175 Water Street
                             New York, NY  10038                New York, NY  10038
                             Attn: Commercial Lending           Attn: Commercial Lending

Nationsbank, N.A.            101 N. Tryon Street, 15th Fl.      101 N. Tryon Street, 15th Fl.
                             Charlotte, NC  28255               Charlotte, NC  28255
                             Attn:  Lee Moore                   Attn: Lee Moore

PNC Bank, National           Fifth Avenue and Wood Street       Fifth Avenue and Wood Street
Association                  Pittsburgh, PA  15265              Pittsburgh, PA  15265
                             Attn: Loan & Collateral Dept.      Attn: Loan & Collateral Dept.

Royal Bank of Canada         Grand Cayman (North America        Grand Cayman (North America
                             No. 1) Branch                      No. 1) Branch
                             c/o New York Operations            c/o New York Operations
                                  Center                             Center
                             Financial Square, 23rd Fl.         Financial Square, 23rd Fl.
                             New York, NY  10005-3531           New York, NY  10005-3531
                             Attn: Manager, Credit              Attn: Manager, Credit
                             Administration                             Administration

Istituto Bancario San        245 Park Avenue                    245 Park Avenue
Paolo Di Torino Spa          New York, NY  10167                New York, NY 10167
                             Attn: Wendell Jones                Attn: Wendell Jones



Societe Generale             1221 Avenue of the Americas        1221 Avenue of the Americas
New York Branch              New York, NY  10020                New York, NY  10020
                             Attn:  Russel S. Gorman            Attn: Russel S. Gorman

Standard Charter Bank        7 World Trade Center               7 World Trade Center
                             New York, NY  10248-2627           New York, NY 10248-2627

The Sumitomo Bank            277 Park Avenue                    277 Park Avenue
Limited                      New York, NY  10172                New York, NY  10172
                             Attn:                              Attn:


                                   SCHEDULE 4.01(f)

                                 DISCLOSED LITIGATION
                                 --------------------


                                        None.

                                                           EXHIBIT A-1 - FORM OF
                                                                          A NOTE







U.S.$______________                                   Dated:  _______, 19__

         FOR VALUE RECEIVED, the undersigned, COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of ______________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of each Advance (as defined in the Five Year Credit Agreement referred to below) on the Termination Date (as defined in the Five Year Credit Agreement referred to below) owing to the Lender by the Borrower pursuant to the Five Year Credit Agreement dated as of May 30, 1997 among the Borrower, the Lender and certain other lenders parties thereto, Citibank, N.A., as Administrative Agent for the Lender and such other lenders, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as amended or modified from time to time, the "FIVE YEAR CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined) on the last day of the Interest Period for such Advance.

         The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Five Year Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A. as Administrative Agent, at its offices at 1 Court Square, 7th Floor Long Island City, New York 11120, in immediately available funds. Each A Advance owing to the Lender by the Borrower pursuant to the Five Year Credit Agreement, the date on which it is due, the interest rate thereon and all prepayments made on account of principal thereof shall be recorded by the Lender on its books, and for each A Advance outstanding at the time of any transfer hereof, the same information shall be endorsed on the grid attached hereto which is part of this Promissory Note.

         This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the Five Year Credit Agreement. The Five Year Credit Agreement, among other things, (i) provides for the making of A Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such

A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.



                                            COLGATE-PALMOLIVE
                                             COMPANY


                                            By
                                              ---------------------------------
                                              Title:

                     SCHEDULE TO PROMISSORY NOTE DATED MAY 30, 1997
                             OF COLGATE-PALMOLIVE COMPANY

                          ADVANCES AND PAYMENTS OF PRINCIPAL





                                   AMOUNT OF
                         DATE      PRINCIPAL                UNPAID
          AMOUNT OF   PRINCIPAL      PAID                   PRINCIPAL      NOTATION
DATE      ADVANCE        DUE      OR PREPAID     RATE       BALANCE        MADE BY












                                                           EXHIBIT A-2 - FORM OF
                                                                          B NOTE







U.S.$________________                           Dated:  __________, 19__


          FOR VALUE RECEIVED, the undersigned, COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of _____________________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement referred to below),
on __________, 19__, the principal amount of                Dollars
(U.S.$              ).

          The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate:     % per annum (calculated on the basis of a year of 360
     days for the actual number of days elapsed).

     Interest Payment Date or Dates:

          Both principal and interest are payable in lawful money of the United States of America to the Lender at its office at
                                   , in immediately available funds.

          This Promissory Note is one of the B Notes referred to in, and is entitled to the benefits of, the Five Year Credit Agreement dated as of May 30, 1997 (as amended or otherwise modified from time to time, the "FIVE YEAR CREDIT AGREEMENT") among the Borrower, the Lender and certain other lenders party thereto, Citibank, N.A., as Administrative Agent for the Lender and such other parties, and Morgan Guaranty Trust Company of New York, as Documentation Agent. The Five Year Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States.


                                   COLGATE-PALMOLIVE COMPANY



                                   By ______________________________
                                   Title:

                                                           EXHIBIT B-1 - FORM OF
                                                           NOTICE OF A BORROWING
 Citibank, N.A., as Administrative Agent
 for the Lenders parties
 to the Five Year Credit Agreement
 referred to below
 1 Court Square, 7th Floor
 Long Island City, NY  11120                 [Date]

          Attention:  John Makrinos

Ladies and Gentlemen:

          The undersigned, Colgate-Palmolive Company, refers to the Five Year Credit Agreement, dated as of May 30, 1997 (as amended or otherwise modified through the date hereof, the "FIVE YEAR CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto Citibank, N.A., as Administrative Agent for said Lenders, and Morgan Guaranty Trust Company of New York, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Five Year Credit Agreement that the undersigned hereby requests an A Borrowing under the Five Year Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "PROPOSED A BORROWING") as required by Section 2.02(a) of the Five Year Credit Agreement:

          (i)   The Business Day of the Proposed A Borrowing is            ,
     199 .

          (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iii) The aggregate amount of the Proposed A Borrowing is
     $           .

          (iv)  The Interest Period for each Eurodollar Rate Advance made as
     part of the Proposed A Borrowing is      month[s].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
A Borrowing:

          (A) the representations and warranties contained in Section 4.01 (other than the last sentence of Section 4.01(e) and other than Section 4.01(f)(i)) of the Five Year Credit Agreement are correct in all material respects, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                                   Very truly yours,

                                   COLGATE-PALMOLIVE COMPANY


                                   By__________________________
                                   Title:

                                                           EXHIBIT B-2 - FORM OF
                                                           NOTICE OF B BORROWING



Citibank, N.A, as Administrative Agent for
the Lenders parties to
the Five Year Credit Agreement
referred to below
1 Court Square, 7th Floor
Long Island City, NY  11120                            [Date]



          Attention:  John Makrinos


Ladies and Gentlemen:

          The undersigned, Colgate-Palmolive Company, refers to the Five Year Credit Agreement dated as of May 30, 1997 (as amended or otherwise modified through the date hereof, the "FIVE YEAR CREDIT AGREEMENT", the terms defined therein being used herein as therein defined) among the undersigned, certain Lenders party thereto, Citibank, N.A., as Administrative Agent for such Lenders, and Morgan Guaranty Trust Company of New York, as Documentation Agent, and hereby gives you notice pursuant to Section 2.03 of the Five Year Credit Agreement that the undersigned hereby requests a B Borrowing under the Five Year Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "PROPOSED B BORROWING") is requested to be made:

     (A)  Date of Proposed B Borrowing
                                                       -----------------------
     (B)  Aggregate Amount of Proposed B Borrowing
                                                       -----------------------
     (C)  Interest Rate Basis
                                                       -----------------------
     (D)  Maturity Date
                                                       -----------------------
     (E)  Interest Payment Date(s)
                                                       -----------------------
     (F)
          --------------------                         -----------------------
     (G)
          --------------------                         -----------------------
     (H)
          --------------------                         -----------------------

          The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed B
Borrowing:

          (a) the representations and warranties contained in Section 4.01 (other than the last sentence of Section 4.01(e) and other than Section 4.01(f)(i)) are correct in all material respects, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

          (c) The information concerning the undersigned that has been provided in writing to the Administrative Agent or each Lender by the undersigned in connection with the Five Year Credit Agreement as required by the terms of the Five Year Credit Agreement did not include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that with regard to any information delivered to a Lender pursuant to Section 5.01(e)(vii) of the Five Year Credit Agreement, the representation and warranty in this paragraph (c) shall apply only to such information that is specifically identified to the undersigned at the time the request is made as information (i) that may be delivered to a purchaser of a B Note, or
     (ii) that is otherwise requested to be subject to this paragraph (c); and PROVIDED FURTHER that each Lender shall be deemed to have knowledge of information contained in the Borrower's public filings with the Securities and Exchange Commission that have been delivered to the Lenders pursuant to
     Section 5.01(e); and

          (d) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Five Year Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

          The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(e) of the Five Year Credit Agreement.

                              Very truly yours,

                              COLGATE-PALMOLIVE COMPANY


                              By: __________________________
                              Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Five Year Credit Agreement dated as of May 30, 1997 (as amended or modified from time to time, the "FIVE YEAR CREDIT AGREEMENT") among COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Five Year Credit Agreement), Citibank, N.A., as agent for the Lenders (the "ADMINISTRATIVE AGENT"), and Morgan Guaranty Trust Company of New York, as documentation agent. Terms defined in the Five Year Credit Agreement are used herein with the same meaning.

                          (the "ASSIGNOR") and               (the "ASSIGNEE")
agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Five Year Credit Agreement as of the date hereof (other than in respect of B Advances and B Notes) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Five Year Credit Agreement (other than in respect of B Advances and B Notes), including, but not limited to, such interest in the Assignor's Commitment, the A Advances owing to the Assignor, and the A Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the A Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Five Year Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Five Year Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Five Year Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the A Note[s] referred to in paragraph 1 above and requests that the Borrower exchange such A Note[s] for a new A Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new A Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the order of the Assignor in an amount equal to the Commitment retained by the Assignor under the Five Year Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Five Year Credit Agreement, together with copies of the financial statements referred to in Section 4.01 or delivered pursuant to Section 5.01(e) (in each case as incorporated into the Five Year Credit Agreement by reference) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Five Year Credit Agreement; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Five Year Credit Agreement are required to be performed by it as a Lender; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Five Year Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; [and] (v) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Five Year Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].*

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "EFFECTIVE DATE").

          5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Five Year Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Five Year Credit Agreement.

          6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Five Year Credit Agreement and the A Notes in respect of the interest assigned hereby

______________________
* If the Assignee is organized under the laws of a jurisdiction outside the United States.

(including, but not limited to, all payments of principal, interest and commitment and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Five Year Credit Agreement and the A Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                      Schedule 1
                                          to
                              Assignment and Acceptance
                                  Dated      , 19
                                    -----    --

SECTION 1.

     Percentage Interest:                                               %
                                                                      -------

SECTION 2.

     Assignee's Commitment:                         $
                                                     -------
     Assignor's Retained Commitment:                                  $
                                                                       -------
     Aggregate Outstanding Principal
       Amount of A Advances owing to the Assignee:  $
                                                     -------
     Aggregate Outstanding Principal
       Amount of A Advances owing to the Assignor:  $
                                                     -------

     An A Note payable to the order of the Assignee
                            Dated:                             , 19
                                                     ---------     ---
                                Principal amount:
                                                     -------

     An A Note payable to the order of the Assignor
                            Dated:                             , 19
                                                     ---------     ---
                                Principal amount:
                                                     -------

SECTION 3.

     Effective Date*:                                        , 19
                                                    ---------      ---

                          [NAME OF ASSIGNOR]


                          By:
                             -------------------------------------
                          Title:


________________________

 * This date should be no earlier than the date of acceptance by the Agent and the Borrower.

                          [NAME OF ASSIGNEE]


                          By:
                             ---------------------------
                          Title:

                          CD Lending Office:
                             [Address]

                          Domestic Lending Office (and address for notices):
                             [Address]
                               Eurodollar Lending Office:
                                   [Address]




Accepted this ___ day
of _______________, 19__


CITIBANK, N.A., as Administrative Agent




By:
   -------------------------------
Title:


Accepted this ___ day
of _______________, 19__


COLGATE-PALMOLIVE COMPANY


By:
   -------------------------------
Title:

                                                    EXHIBIT D TO THE
                                                    CREDIT AGREEMENT AS
                                                    SEPARATELY EXECUTED


                     [LETTERHEAD OF COLGATE-PALMOLIVE COMPANY]



                                         May 30, 1997



To each of the Lenders party
  to the Five Year Credit Agreement
  referred to below and Citibank, N.A.,
  as Administrative Agent

Ladies and Gentlemen:

          As Senior Vice President, General Counsel and Secretary for Colgate-Palmolive Company (hereinafter referred to as the "BORROWER"), I am familiar with the $800,000,000 Five Year Credit Agreement, dated as of May 30, 1997 among the Borrower, the Lenders parties thereto, Citibank, N.A. as Administrative Agent for the Lenders thereto, and Morgan Guaranty Trust Company of New York, as Documentation Agent (the "FIVE YEAR CREDIT AGREEMENT"). This opinion is being furnished to you pursuant to Section 3.01(e) of the Five Year Credit Agreement. Terms used in this opinion which are defined in the Five Year Credit Agreement are used herein as so defined.

          I or attorneys under my supervision in the Borrower's Legal Department have examined such records, certificates, and other documents and such questions of law as I have considered necessary or appropriate for purposes of this opinion. In addition, I or attorneys under my supervision in the Borrower's Legal Department have examined such records, certificates, and other documents, relied on upon certificates of the officers of the Borrower and performed such investigations as I have considered necessary or appropriate for purposes of this opinion in respect of matters of fact. I believe that both you and I are justified in relying upon such certificates. Based upon, and subject to, the foregoing, it is my opinion that:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          2. The execution, delivery and performance by the Borrower of the Five Year Credit Agreement, the Notes and the Guaranties are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or
(ii) law or (to my knowledge after due inquiry) any contractual restriction binding on or affecting the Borrower. The Five Year Credit Agreement and the A Notes have been duly executed and delivered on behalf of the Borrower.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Five Year Credit Agreement, the Notes and the Guaranties.

          4. The Five Year Credit Agreement is and the A Note will be, and each of the Guaranties and B Notes when executed and delivered will be, upon the receipt of due consideration therefor, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          5. To my actual knowledge (after due inquiry), there is no pending or threatened action or proceeding to which the Borrower or any of its Subsidiaries is a party before any court, governmental agency or arbitrator which is reasonably likely to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of the Five Year Credit Agreement, any Notes and any Guaranties.

          I am licensed to practice law in the State of New York and do not purport to be an expert on, or to express any opinion (other than to the extent necessary to render the opinions set forth in paragraph (1) above, which opinion in based on certificates of public officials) concerning any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other persons.

          The opinion set forth in paragraph (4) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, I express no opinion as to the enforceability of the indemnification provisions set forth in Section 8.04 of the Credit Agreement to the extent enforceability thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

                                         Very truly yours,


                                         /s/ Andrew Hendry

                                                       EXHIBIT E TO THE CREDIT
                                                       AGREEMENT AS SEPARATELY
                                                       EXECUTED


                         [LETTERHEAD OF SHEARMAN & STERLING]



                           OPINION OF COUNSEL TO THE AGENTS


                                     May 30, 1997


To the Lenders party to the
  Five Year Credit Agreement referred
  to below and Citibank, N.A.,
  as Administrative Agent

                              COLGATE-PALMOLIVE COMPANY

Ladies and Gentlemen:

          We have acted as counsel to Citibank, N.A., individually and as administrative agent ("ADMINISTRATIVE AGENT"), and Morgan Guaranty Trust Company of New York, individually and as documentation agent ("DOCUMENTATION AGENT"), in connection with the preparation, execution and delivery of the Five Year Credit Agreement dated as of May 30, 1997 (the "FIVE YEAR CREDIT AGREEMENT") among Colgate-Palmolive Company (the "BORROWER"), each of you, Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent. Terms defined in the Five Year Credit Agreement are used herein as therein defined.

          In that connection, we have examined a counterpart of the Credit Agreement executed by the Borrower, the A Notes executed by the Borrower and delivered on the date hereof (for purposes of this opinion letter, the "NOTES") and, to the extent relevant to our opinion expressed below, the other documents delivered by the Borrower pursuant to Section 3.01 of the Credit Agreement.

          In our examination of the Credit Agreement, the Notes and such other documents, we have assumed, without independent investigation (a) the due execution and delivery of the Credit Agreement by all parties thereto and of the Notes by the Borrower, (b) the genuineness of all signatures, (c) the authenticity of the originals of the documents submitted to us and (d) the conformity to originals of any documents submitted to us as copies.

          In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to us as copies.

          In addition, we have assumed, without independent investigation, that
(i) the Borrower is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate and otherwise) to execute, deliver and perform the Credit Agreement and the Notes and (ii) the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes have been duly authorized by all necessary action (corporate or otherwise) and do not (A) contravene the certificate of incorporation, bylaws or other constituent documents of the Borrower, (B) conflict with or result in the breach of any document or instrument binding on the Borrower or (C) violate or require any governmental or regulatory authorization or other action under any law, rule or regulation applicable to the Borrower other than New York law or United States federal law applicable to borrowers generally or, assuming the correctness of the Borrower's statements made as representations and warranties in Section 4.01(c) of the Credit Agreement, applicable to the Borrower. We have also assumed that the Credit Agreement is the legal, valid and binding obligation of each Lender, enforceable against such Lender in accordance with its terms.

          Based upon the foregoing examination and assumptions and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement and each of the Notes are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          Our opinion above is subject to the following qualifications:

          (i) Our opinion above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (ii) Our opinion above is also subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (iii) We express no opinion as to the enforceability of the indemnification provisions set forth in Section 8.04 of the Credit Agreement to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

          (iv) Our opinion above is limited to the law of the State of New York and the federal law of the United States of America and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of a jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or any of the Notes may be sought that limits the rates of interest legally chargeable or collectible.

          A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

          This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                        Very truly yours,



                                        /s/SHEARMAN & STERLING

LCJ:SLH

                                                                       EXHIBIT F

                                   FORM OF GUARANTY


          GUARANTY, dated           , 19  , made by COLGATE-PALMOLIVE COMPANY, a
corporation organized and existing under the laws of Delaware (the "GUARANTOR"), in favor of Citibank, N.A., as agent (the "ADMINISTRATIVE AGENT") for each of the Lenders (the "LENDERS") parties to the Five Year Credit Agreement (as defined below).

          PRELIMINARY STATEMENTS.

          (1) The Administrative Agent, the Lenders, the Guarantor, and Morgan Guaranty Trust Company of New York, as documentation agent, have entered into a Five Year Credit Agreement dated as of May 30, 1997 (said Agreement, as it may heretofore have been or hereafter be amended or otherwise modified from time to time, being the "FIVE YEAR CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined). Pursuant to
Section 8.06(b) of the Five Year Credit Agreement and an Assignment and
Assumption Agreement dated           , 19   the Guarantor has assigned to
                    , a corporation organized and existing under the laws of
               (the "ASSIGNEE"), certain rights under the Five Year Credit Agreement, so that the Assignee may borrow and receive Advances under the Five Year Credit Agreement. The Assignee is a Subsidiary of the Guarantor and engages in business transactions with the Guarantor, and the Guarantor represents that it will derive substantial direct and indirect benefit from all Advances to the Assignee.

          (2) It is a condition precedent to the making of such assignment to the Assignee that the Guarantor shall have executed and delivered this Guaranty.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to accept such assignment and to make Advances to the Assignee under the Five Year Credit Agreement, the Guarantor hereby agrees as follows:

          SECTION 1. GUARANTY. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Assignee now or hereafter existing under the Five Year Credit Agreement and under the Notes evidencing Advances to the Assignee (the "NOTES"), whether for principal, interest, fees, expenses or otherwise (such obligations being the "OBLIGATIONS"), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent and the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Assignee to the Lenders under the Five Year Credit Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Assignee.

           SECTION 2. GUARANTY ABSOLUTE. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Five Year Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Assignee or whether the Assignee is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the Five Year Credit Agreement, the Notes or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Five Year Credit Agreement or the Notes, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Assignee or any of its subsidiaries or otherwise;

          (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Assignee or any of its subsidiaries;

          (v) any change, restructuring or termination of the corporate structure or existence of the Assignee or any of its subsidiaries or its status as a Subsidiary of the Guarantor; or

          (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Assignee or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Assignee or otherwise, all as though such payment had not been made.

          SECTION 3. WAIVER. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Guaranty or any circumstance referred to in Section 2, and waives any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Assignee or any other person or entity or any collateral.

          SECTION 4. SUBROGATION. (a) The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Five Year Credit Agreement or to be held by the Administrative Agent as collateral security for any Obligations thereafter existing. If (i) the Guarantor shall make payment to the Administrative Agent of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Commitments shall have expired or terminated, the Administrative Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.

          (b) The Guarantor agrees that, to the extent that the Assignee makes a payment or payments to the Administrative Agent or any Lender or the Administrative Agent or any Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to the Assignee, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor shall defend and indemnify the Administrative Agent and each Lender from and against any claim or loss under this Section 4(b) (including reasonable attorneys' fees and expenses) in the defense of any such action or suit.

          SECTION 5. PAYMENTS WITH RESPECT TO TAXES, ETC. Any and all payments made by the Guarantor hereunder shall be subject to and made in accordance with Section

2.13 of the Five Year Credit Agreement as if all such payments were being made by the Borrower.

          SECTION 6. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

          (a) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate power required to carry on its business as now conducted.

          (b) The execution and delivery by the Guarantor of this Guaranty, and the performance of its obligations hereunder, are within the Guarantor's corporate power, have been duly authorized by all necessary corporate and other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Guarantor or result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

          (c) This Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding agreement of the Guarantor enforceable in accordance with its terms.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

          (e) The Assignee is a Subsidiary of the Guarantor and is a corporation duly incorporated, validly existing and in good standing under
     the laws of           .

          (f) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (g) The Guarantor has, independently and without reliance upon any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

          SECTION 7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, (a) limit or release the liability of the Guarantor hereunder, (b) postpone any date fixed for payment hereunder, or (c) change the number of Lenders required to take any action hereunder.

          SECTION 8. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be given and effective as provided in Section 8.02 of the Five Year Credit Agreement.

          SECTION 9. NO WAIVER; REMEDIES. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10. RIGHT OF SET-OFF. If the Guarantor shall fail to make any payment promptly when due hereunder after notice by the Administrative Agent or any Lender to the Guarantor that the Assignee has failed to pay any Obligation when due, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Lender agrees to notify the Guarantor, the Administrative Agent and each other Lender promptly after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 11. CONTINUING GUARANTY; ASSIGNMENTS UNDER FIVE YEAR CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Five Year Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Section 8.07 of the Five Year Credit Agreement.

          SECTION 12. GOVERNING LAW. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                         COLGATE-PALMOLIVE COMPANY



                         By
                           -------------------------------
                         Title:

                                                                       EXHIBIT G

                                       FORM OF
                                 ASSUMPTION AGREEMENT

                                                  Dated:________



Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

   Attention:  Treasurer

Citibank, N.A., as Administrative Agent
1 Court Square, 7th Floor
Long Island City, New York 11120

   Attention:
               Investor Loan Services


Ladies and Gentlemen:

          Reference is made to the Credit Agreement dated as of May 30, 1997 among Colgate-Palmolive Company (the "BORROWER"), the Lenders parties thereto, Citibank, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and Citicorp Securities, Inc. and J.P. Morgan Securities, Inc., as Arrangers (the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), for such Lenders.

          The undersigned (the "ASSUMING LENDER") proposes to become an Assuming Lender pursuant to Section [2.15(d)] [2.16(c)] of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on [applicable Increase Date][specify other date] and that its Commitment shall as of such date be $__________.

          The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(e) thereof, the most recent financial statements referred to in
Section 5.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) specifies as its Lending Office (and address for notices) the offices set forth beneath its name on the signature pages hereof; and
(vi) attaches the forms prescribed by the Internal Revenue Service of the United States required under Section 2.13 of the Credit Agreement.

          The Assuming Lender requests that the Borrower deliver to the Administrative Agent (to be promptly delivered to the Assuming Lender) A Notes payable to the order of the Assuming Lender, dated as of [the Increase Date][other date] and substantially in the form of Exhibit A-1 to the Credit Agreement.

          The effective date for this Assumption Agreement shall be [applicable Increase Date][other date]. Upon delivery of this Assumption Agreement to the Borrower and the Administrative Agent, and satisfaction of all conditions imposed under Section [2.15][2.16] as of [date specified above], the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of [date specified above], the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.

          This Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

          This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                        Very truly yours,

                                        [NAME OF ASSUMING LENDER]


                                        By________________________
                                             Name:
                                             Title:

                                        Domestic Lending Office
                                        (and address for notices):

                                        [Address]


                                        Eurodollar Lending Office

                                        [NAME OF ASSIGNOR]



                                        By________________________
                                             Name:
                                             Title:

                                        [Address]

Above Acknowledged and Agreed to:

CITIBANK, N.A., as Administrative Agent

By______________________
     Name:
     Title:


COLGATE-PALMOLIVE COMPANY

By______________________
     Name:
     Title: